The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed pursuant to rule 424(b)3
Registration No.: 333-137541
SUBJECT TO COMPLETION, DATED MAY 27, 2008

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated May 27, 2008)

35,000,000 Equity Units
(Initially Consisting of 35,000,000 Corporate Units)

Archer-Daniels-Midland Company

This is an offering of Equity Units by Archer-Daniels-Midland Company. Each Equity Unit will have a stated amount of $50 and will initially be in the form of Corporate Units, each of which consists of a purchase contract issued by us and, initially, a l/20, or 5.0%, undivided beneficial ownership interest in $1,000 principal amount of our     % debentures due 2041, which we refer to as the debentures.

•	The purchase contract will obligate you to purchase from us, no later than June 1, 2011, for a price of $50 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

•	if the “applicable market value” of our common stock, which is the average closing price of our common stock over the 20-trading day period ending on the third trading day prior to June 1, 2011, equals or exceeds $ , shares of our common stock;

•	if the applicable market value is less than $ , but greater than $ , a number of shares of our common stock having a value, based on the Applicable Market Value, equal to $50; and

•	if the applicable market value is less than or equal $ , shares of our common stock.

•	The debentures will initially bear interest at a rate of % per year, initially payable quarterly. The debentures will be remarketed as described in this prospectus supplement. If this remarketing is successful, the interest rate on the debentures will be reset and thereafter interest will be payable semi-annually at the reset rate. In addition, following a successful remarketing, we may modify certain terms of the debentures as described in this prospectus supplement

•	We will also pay you quarterly contract adjustment payments at a rate of % per year of the stated amount of $50 per Equity Unit, or $ per year, as described in this prospectus supplement.

•	You can create Treasury Units from Corporate Units by substituting Treasury securities for your undivided beneficial ownership interest in the debentures or the applicable ownership interest in the Treasury portfolio comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting your undivided beneficial ownership interest in the debentures or the applicable ownership interest in the Treasury portfolio for the Treasury securities comprising a part of the Treasury Units.

•	Your ownership interest in the debentures or the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

•	If there is a successful optional remarketing of the debentures as described in this prospectus supplement, and you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract.

•	If there is a successful final remarketing of the debentures as described in this prospectus supplement, and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract, unless you have elected to settle with separate cash.

We will apply to list the Corporate Units on the New York Stock Exchange under the symbol “ADM PrA.” We expect trading of the Corporate Units on the New York Stock Exchange to commence on or about June   , 2008. Prior to this offering, there has been no public market for the Corporate Units.

Our common stock is listed on the New York Stock Exchange under the symbol “ADM.” The closing price of our common stock on May 23, 2008 was $43.17 per share.

Investing in the Equity Units involves risks. See “Risk Factors” beginning on page S-19.

We have granted the underwriters a 30-day option to purchase up to 5,000,000 additional Corporate Units solely to cover over-allotments, if any.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Corporate Units to purchasers in book-entry form only through The Depository Trust Company on or about June   , 2008.

	Per Corporate Unit		Total

Public offering price		$50.00		$1,750,000,000
Underwriting discounts and commissions	$		$
Proceeds, before expenses, to us	$		$

Joint Book-Running Managers

Citi	JPMorgan

Banc of America Securities LLC	Deutsche Bank Securities

May   , 2008

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Equity Units that we are offering and other matters relating to us and our financial condition. The second part is the attached base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the Equity Units we are offering. The description of the terms of the Equity Units, the purchase contracts and the debentures contained in this prospectus supplement supplements the description in the accompanying prospectus under “Description of Debt Securities” and “Description of Stock Purchase Contracts and Stock Purchase Units,” and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in the prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Except as used in “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Debentures,” as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the company,” “ADM” and “Archer-Daniels-Midland Company” refer to Archer-Daniels-Midland Company and its subsidiaries. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus or any free writing prospectus prepared by ADM. We and the underwriters have not authorized anyone else to provide you with different or additional information. We are not making an offer of these Equity Units in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or in the prospectus is accurate as of any date other than the date on the front of that document.

The distribution of this prospectus supplement and the attached prospectus and the offering of the Equity Units in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the attached prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the attached prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Equity Units. We are not making any representation to you regarding the legality of an investment in the Equity Units by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

iv

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the attached prospectus and the documents incorporated by reference in this prospectus supplement.

Archer-Daniels-Midland Company

We are the world leader in BioEnergy and have a premier position in the agricultural processing value chain. We are one of the world’s largest processors of soybeans, corn, wheat and cocoa. We are a leading manufacturer of biodiesel, ethanol, soybean oil and meal, corn sweeteners, flour and other value-added food and feed ingredients.

We were incorporated in Delaware in 1923 as the successor to a business formed in 1902. Our executive offices are located at 4666 Faries Parkway, Box 1470, Decatur, Illinois 62525. Our telephone number is (217) 424-5200. We maintain an Internet website at http://www.admworld.com.

The Offering

What are Corporate Units?

The Equity Units will initially consist of 35,000,000 Corporate Units (up to 40,000,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. You can create Treasury Units from Corporate Units in the manner described below under “How can I create Treasury Units from Corporate Units?”

What are the components of a Corporate Unit?

Each Corporate Unit initially consists of a purchase contract and a 1/20, or 5.0%, undivided beneficial ownership interest in $1,000 principal amount of our  % debentures due 2041. The undivided beneficial ownership interest in debentures corresponds to $50 principal amount of our debentures. The debentures will be issued in minimum denominations of $1,000 and integral multiples of $1,000, except in certain limited circumstances. Your undivided beneficial ownership interest in debentures comprising part of each Corporate Unit is owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract. Upon a successful optional remarketing as defined below under “What is an optional remarketing?”, or if a special event redemption occurs prior to the purchase contract settlement date, the debentures comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury Portfolio?” and the applicable ownership interest in the Treasury portfolio will then be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

Each purchase contract that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on June 1, 2011, which we refer to as the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the “settlement rate.” The settlement rate will be calculated, subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts — Anti-dilution Adjustments” and “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” as follows:

•	if the applicable market value (as defined below) of our common stock is equal to or greater than the threshold appreciation price of $ , the settlement rate will be shares of our common stock;

•	if the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price of $ , the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•	if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be shares of our common stock.

“Applicable market value” means the average closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts — Anti-dilution Adjustments” and “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change.” The “reference price” equals the reported last sale price of our common stock on the New York Stock Exchange on          , 2008. The “threshold appreciation price” represents a     % appreciation over the reference price.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to this fraction multiplied by the applicable market value.

You may satisfy your obligation to purchase our common stock pursuant to the purchase contracts as described under “How can I satisfy my obligation under the purchase contracts?” below.

Can I settle the purchase contract early?

Subject to an optional remarketing as described below under “What is an optional remarketing?”, you can settle a purchase contract at any time prior to the second business day immediately preceding the first day of the final remarketing period referred to under “What is a final remarketing?”, in the case of Corporate Units (unless a special event redemption or a successful optional remarketing has occurred), and at any time prior to the second business day immediately preceding the purchase contract settlement date, in the case of Treasury Units or Corporate Units after the occurrence of a special event redemption or a successful optional remarketing, by paying $50 cash, in which case      shares of our common stock will be issued to you pursuant to the purchase contract (subject to adjustment as described below under “Description of the Purchase Contracts — Anti-Dilution Adjustments” and “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”). You may only elect early settlement in integral multiples of 20 Corporate Units and 20 Treasury Units. If the Treasury portfolio has replaced the debentures as a component of the Corporate Units, holders of Corporate Units may settle early on or prior to the second business day immediately preceding the purchase contract settlement date only in integral multiples of           Corporate Units. See “Description of the Purchase Contracts — Early Settlement.”

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933, as amended, which we refer to as the Securities Act, in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required by U.S. federal securities laws, we will use our commercially reasonable efforts to have a registration statement in effect and to provide a prospectus covering those shares of common stock or other securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions.

What is a Treasury Unit?

A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and a 1/20, or 5.0%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on May 31, 2011 or earlier (CUSIP No. 912820NE3), which we refer to as a Treasury security. The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

Subject to an optional remarketing as described below under “What is an optional remarketing?”, each holder of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the first day of the final remarketing period referred to below under “What is a final remarketing?”, to substitute for the related undivided beneficial ownership interest in debentures or applicable ownership interests in the Treasury portfolio, as the case may be, held by the collateral agent, Treasury securities with a total principal amount at maturity equal to the aggregate principal amount of the debentures underlying the undivided beneficial ownership interests in debentures for which substitution is being made. Because Treasury securities and the debentures are issued in minimum denominations of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a special event redemption, holders of Corporate Units may substitute Treasury securities for the applicable ownership interests in the Treasury portfolio only in integral multiples of           Corporate Units. Each of these substitutions will create Treasury Units, and the debentures underlying the undivided beneficial ownership interest in debentures, or the applicable ownership interests in the Treasury portfolio, will be released to the holder and such debentures will be separately tradable from the Treasury Units. If the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may not create Treasury Units by substituting Treasury securities for the applicable ownership interests in the Treasury portfolio.

How can I recreate Corporate Units from Treasury Units?

Subject to an optional remarketing as described below under “What is an optional remarketing?”, each holder of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the first day of the final remarketing period referred to below under “What is a final remarketing?”, to substitute for the related Treasury securities held by the collateral agent, debentures or applicable ownership interests in the Treasury portfolio, as the case may be, having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made. Because Treasury securities and the debentures are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. If the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a special event redemption, holders of Treasury Units may substitute applicable ownership interests in the Treasury portfolio for Treasury securities only in integral multiples of           Corporate Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be separately tradable from the Corporate Units. If the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a successful optional remarketing, holders of Treasury Units may not recreate Corporate Units by substituting the applicable ownership interests in the Treasury portfolio for Treasury securities.

What payments am I entitled to as a holder of Corporate Units?

Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of their pro rata share of interest payments on the debentures, equivalent to the rate of     % per year, on the undivided beneficial ownership interest in debentures (or distributions on the applicable ownership interests in the Treasury portfolio if the debentures have been replaced by the Treasury portfolio) and quarterly contract adjustment payments payable by us at the rate of     % per year on the stated amount of $50 per Corporate Unit until the earliest of the purchase contract settlement date, the early settlement date (in the case of a fundamental change early settlement right) and the most recent quarterly payment date on or before any early settlement of the related purchase contracts (in the case of early settlement other than upon a fundamental change). Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of     % per year on the stated amount of $50 per Treasury Unit. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units, but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the debentures that were released to them when they created the Treasury Units as long as they continue to hold such debentures.

Do you have the option to defer current payments?

No, we do not have the right to defer the payment of contract adjustment payments in respect of the Corporate Units or the Treasury Units or the payment of interest on the debentures.

What are the payment dates for the Corporate Units and Treasury Units?

The payments described above in respect of the Equity Units will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing September 1, 2008. We will make these payments to the person in whose name the Equity Unit is registered at the close of business on the fifteenth day of the month preceding the month in which the payment date falls.

What is remarketing?

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing,” whereby the debentures that are a component of the Corporate Units and any separate debentures whose holders have decided to participate in the remarketing will be remarketed, at our option, as described below under “What is an optional remarketing?” or, if no optional remarketing has occurred, in a final remarketing as described below under “What is a final remarketing?”.

In order to remarket the debentures, the remarketing agent may reset the interest rate on the debentures (either upward or downward) in order to produce the required price in the remarketing. In connection with any successful remarketing, we, in consultation with the remarketing agent and without the consent of any holders of debentures, may elect to:

•	adjust the ranking of the debentures;

•	change the method of calculating interest payments on the debentures from a fixed rate of interest to a floating rate of interest;

•	change the stated maturity of the debentures from June 1, 2041 to any earlier date, provided that the debentures shall not mature prior to June 1, 2013; and/or

•	extend the earliest redemption date on which we may call the debentures for redemption from June 1, 2013 to a later date or to eliminate the redemption provisions of the debentures altogether.

We have agreed to enter into a remarketing agreement with one or more nationally recognized investment banking firms (as the remarketing agent(s)) and the purchase contract agent no later than 30 days prior to any remarketing of the debentures underlying the Corporate Units.

What is an optional remarketing?

Unless a special event redemption has occurred, we may elect, at our option, to remarket the debentures on a date or dates selected by us during the two-week period ending on February 24, 2011 (the third business day immediately preceding the March 1, 2011 interest payment date) or (unless a successful optional remarketing has occurred) during the two-week period ending on April 12, 2011 (each of which we refer to as an “optional remarketing date”), whereby the aggregate principal amount of the debentures that are a part of Corporate Units and any separate debentures whose holders have decided to participate in the remarketing will be remarketed. We refer to each of these periods as an “optional remarketing period” and a remarketing on an optional remarketing date as an “optional remarketing.” If we elect to have the debentures remarketed on an optional remarketing date, the remarketing agent will use its reasonable efforts to obtain a price for the debentures to be remarketed that results in proceeds of at least 100% of the purchase price for the Treasury portfolio described below under “What is the Treasury portfolio?” (including, in the case of an optional remarketing during the two-week period ending April 12, 2011, accrued and unpaid interest (prior to any reset of the interest rate) to the remarketing settlement date). We will request that the depositary notify its participants holding Corporate Units, Treasury Units and debentures of our election to conduct an optional remarketing no later than 15 days prior to each optional remarketing period during which an optional remarketing will be attempted.

Following a successful optional remarketing of the debentures on an optional remarketing date, the remarketing agent will purchase the Treasury portfolio at the Treasury portfolio purchase price, and deduct such price from the proceeds of the optional remarketing. Any remaining proceeds will be remitted by the remarketing agent for the benefit of the holders. We will separately pay a fee to the remarketing agent for its services as remarketing agent. Corporate Unit holders will not be responsible for the payment of any remarketing fee in connection with the remarketing.

The Corporate Unit holder’s applicable ownership interest in the Treasury portfolio will be substituted for the holder’s applicable ownership interest in the debentures as a component of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation under the related purchase contract. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to $50 will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been attributable to the applicable ownership interests in debentures on June 1, 2011 will be paid to the Corporate Unit holders.

If we elect to conduct an optional remarketing on an optional remarketing date:

•	you may not settle a purchase contract that is part of a Corporate Unit early during the period beginning on the second business day immediately prior to the first day of the optional remarketing period until after the third business day following the last day of the optional remarketing period;

•	you may not create Treasury Units during that same period; and

•	you may not recreate Corporate Units from Treasury Units during that same period.

If we elect to conduct an optional remarketing on an optional remarketing date, and such remarketing is successful:

•	settlement of the remarketed debentures will occur on March 1, 2011 (in the case of an optional remarketing during the two-week period ending on February 24, 2011) or the third business day following the date of such successful optional remarketing (in the case of an optional remarketing during the two-week period ending on April 12, 2011);

•	the interest rate on the debentures will be reset on the reset effective date, which will be the settlement date of such successful optional remarketing;

•	your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio, as described above; and

•	you may not create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing during either optional remarketing period, or no optional remarketing succeeds for any reason, the debentures will continue to be a component of the Corporate Units and the remarketing agent will use its reasonable efforts to remarket the debentures on the final remarketing date as described below.

What is a final remarketing?

Unless the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a successful optional remarketing or a special event redemption, remarketing of the debentures will be attempted on a date or dates selected by us during the two-week period ending on May 26, 2011, the third business day immediately preceding the purchase contract settlement date (each of which we refer to as a “final remarketing date”), whereby the aggregate principal amount of the debentures that are a part of Corporate Units and any separate debentures whose holders have decided to participate in the remarketing will be remarketed. We refer to such period as the “final remarketing period” and a remarketing on a final remarketing date as the final remarketing. The remarketing agent will use its reasonable efforts to obtain a price for the debentures to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of such debentures. We will request that the depositary notify its participants holding Corporate Units, Treasury Units and debentures of the final remarketing no later than April 27, 2011.

Upon a successful final remarketing, the portion of the proceeds equal to the total principal amount of the debentures underlying the Corporate Units will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. If any proceeds remain after this application, the remarketing agent will remit such proceeds for the benefit of the holders. We will separately pay a fee to the remarketing agent for its services as remarketing agent. Corporate Unit holders whose debentures are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Upon a successful final remarketing, settlement of the remarketed debentures will occur on June 1, 2011 and the interest rate on the debentures will be reset on such remarketing settlement date.

What happens if the debentures are not successfully remarketed?

Unless the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a successful optional remarketing or a special event redemption, if (1) despite using its reasonable efforts, the remarketing agent cannot remarket the debentures in a final remarketing on or prior to May 26, 2011 (the third business day immediately preceding the purchase contract settlement date) at a price equal to or greater than 100% of the aggregate principal amount of the debentures remarketed, or (2) the final remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed final remarketing, holders of all debentures will have the right to put their debentures to us for an amount equal to the principal amount of their debentures, plus accrued and unpaid interest, on the purchase contract settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the debentures underlying such Corporate Units unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. Unless a holder of Corporate Units has settled the related purchase contracts with separate cash on or prior to the purchase contract settlement date, the holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the debentures against such holder’s obligations to us under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.

Do I have to participate in the remarketing?

You may elect not to participate in any remarketing and to retain the debentures underlying the undivided beneficial ownership interests in debentures comprising part of your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day immediately prior to the first day of the final remarketing period (or, if we elect an optional remarketing, the optional remarketing period), (2) settling the related purchase contracts early at any time on or prior to the second business day immediately prior to the first day of the final remarketing period (or, if we elect an optional remarketing, the optional remarketing period) or (3) in the case of a final remarketing, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the second business day immediately prior to the first day of the final remarketing period, and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 20 Corporate Units. See “Description of the Purchase Contracts — Notice to Settle with Cash.”

Which provisions will govern the debentures following the remarketing?

The debentures will continue to be governed by the indenture and the first supplemental indenture under which they were issued, however some of the indenture’s provisions may be modified by us, without the consent of any holders of debentures. See “Description of the Debentures — Modification of the Terms of the Debentures in Connection with a Successful Remarketing.”

If I am holding a debenture as a separate security from the Corporate Units, can I still participate in a remarketing of the debentures?

If you hold debentures separately you may elect, in the manner described in this prospectus supplement, to have your debentures remarketed by the remarketing agent along with the debentures underlying the Corporate Units. See “Description of the Debentures — Optional Remarketing of Debentures that are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units from your Treasury Units at any time on or prior to the second business day immediately prior to the first day of the final remarketing period (or, if we elect an optional remarketing, the applicable optional remarketing period).

How can I satisfy my obligation under the purchase contracts?

You may satisfy your obligations under the purchase contracts as follows:

•	in the case of the Corporate Units, through the automatic application of the portion of the proceeds of the debentures equal to the principal amount of the debentures underlying the Corporate Units, as described under “What is a final remarketing?” above;

•	through early settlement as described under “Can I settle the purchase contract early?” and under “What happens if there is early settlement upon a fundamental change?” below;

•	in the case of Corporate Units, through cash settlement as described under “Do I have to participate in the remarketing?” above;

•	through the automatic application of the proceeds of the Treasury securities, in the case of the Treasury Units, or proceeds from the Treasury portfolio equal to the principal amount of the debentures in the case of Corporate Units if the Treasury portfolio has replaced the debentures as a component of the Corporate Units; or

•	in the case of Corporate Units, through exercise of the put right as described under “What happens if the debentures are not successfully remarketed?” above.

In addition, the purchase contract and pledge agreement that governs the Corporate Units and Treasury Units provides that your obligations under the purchase contracts will be terminated without any further action upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

If you settle a purchase contract early (other than pursuant to your fundamental change early settlement right), or if your purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, you will have no right to receive any accrued but unpaid contract adjustment payments. See “Description of the Purchase Contracts — Early Settlement” and “Description of the Purchase Contracts — Termination.”

What interest payments will I receive on the debentures or on the undivided beneficial ownership interests in debentures?

The debentures will bear interest at the rate of     % per year from the original issuance date to the purchase contract settlement date or, if earlier, a remarketing settlement date, initially payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing September 1, 2008, until the purchase contract settlement date or, if earlier, a remarketing settlement date. On and after the purchase contract settlement date or, if earlier, a remarketing settlement date, interest on each debenture will be payable at the reset interest rate or, if the interest rate has not been reset, at the rate of     % per year. Interest will be payable to the person in whose name the debenture is registered at the close of business on the fifteenth day of the month preceding the month in which the interest payment date falls. In addition, following a successful remarketing, interest on the debentures will be payable on a semi-annual basis.

When will the interest rate on the debentures be reset and what is the reset rate?

Unless a special event redemption has occurred, the interest rate on the debentures may be reset in connection with a successful remarketing as described above under “What is an optional remarketing?” and “What is a final remarketing?”, respectively. The reset rate will be the interest rate determined by the remarketing agent as the rate the debentures should bear in order for the aggregate principal amount of debentures remarketed to have an aggregate market value on the remarketing date of at least 100% of the Treasury portfolio purchase price plus the separate debentures purchase price, if any, in the case of an optional remarketing (and including accrued and unpaid interest, in the case of an optional remarketing during the two-week period ending April 12, 2011 (assuming no reset of the interest rate) to the remarketing settlement date), or the aggregate principal amount of such debentures, in the case of a final remarketing. In either case, the reset rate may be higher or lower than the initial interest rate of the debentures depending on the results of the remarketing and market conditions at that time. The interest rate on the debentures will not be reset if there is not a successful remarketing and the debentures will continue to bear interest at the initial interest rate. The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

When may the debentures be redeemed?

The debentures are redeemable at our option, in whole but not in part, upon the occurrence of certain tax or accounting events at any time prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, as described in this prospectus supplement under “Description of the Debentures — Optional Redemption — Special Event.” Following any such redemption of the debentures, which we refer to as a special event redemption, the redemption price for the debentures that are a component of the Corporate Units will be paid to the collateral agent who will use a portion of the redemption price to purchase the Treasury portfolio described below and remit any remaining proceeds to the holders. Thereafter, the applicable ownership interests in the Treasury portfolio will replace the debentures as a component of the Corporate Units and will be pledged to us through the collateral agent. Holders of debentures that are not a component of the Corporate Units will receive directly the redemption price paid in such special event redemption.

Other than in connection with a special event, the debentures may not be redeemed by us until June 1, 2013. The debentures will be redeemable thereafter, at our option, in whole but not in part, at any time or from time to time, at a redemption price equal to the principal amount thereof and any accrued and unpaid interest to the date of redemption.

What happens if there is early settlement upon a fundamental change?

Prior to the purchase contract settlement date, if we are involved in a transaction that constitutes a fundamental change, as such term is defined under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” you will have the right, subject to certain exceptions and conditions described in this prospectus supplement, to accelerate and settle a purchase contract early at the settlement rate described under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”), provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled. We refer to this right as the “fundamental change early settlement right.”

We will provide each of the holders with a notice of the completion of a fundamental change within five business days thereof. The notice will specify a date, which shall be at least ten days after the date of the notice but no later than the earlier of 20 days after the date of such notice or two business days prior to the commencement of the optional remarketing period or if the optional remarketing is not commenced, or if commenced was not successful, the commencement of the final remarketing period, by which each holder’s fundamental change early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent, no later than 4:00 p.m., New York City time, on the third business day before the early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds less the amount of any accrued and unpaid contract adjustment payments.

If you exercise the fundamental change early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the fundamental change at the settlement rate described above, plus the additional make-whole shares. You will also receive the debentures, applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a fundamental change. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right shall be void unless and until such a registration statement shall be effective and we will have no further obligation with respect to any such registration statement if, notwithstanding using our commercially reasonable efforts, no registration statement is then effective.

A holder of Corporate Units or Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units or 20 Treasury Units.

The number of make-whole shares applicable to a fundamental change early settlement will be determined by reference to the table set forth under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change.”

What is the Treasury portfolio?

Upon a successful optional remarketing or if a special event redemption as described under “Description of the Debentures — Optional Redemption — Special Event” occurs prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, the debentures will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 31, 2011 in an aggregate amount equal to the principal amount of the debentures included in Corporate Units, and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding each scheduled interest payment date after the date of the special event redemption or the successful optional remarketing settlement date, as the case may be, and on or prior to the purchase contract settlement date, in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such scheduled interest payment date on the principal amount of the debentures included in the Corporate Units.

What is the ranking of the debentures?

The debentures will be our senior unsecured obligations and will rank equal in right of payment to our other senior unsecured debt from time to time outstanding. The debentures will be effectively subordinated to all existing or future preferred stock and indebtedness, guarantees and other liabilities of our subsidiaries, including trade payables, and effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your right as a holder of our debentures will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors.

What are the principal U.S. federal income tax consequences related to Equity Units and the debentures?

An owner of Equity Units will be treated as owning the purchase contract and the ownership interests in the debentures, the applicable ownership interests in the Treasury portfolio or Treasury securities constituting the Equity Unit, as applicable, and by purchasing the Equity Units you will be deemed to have agreed to treat the purchase contracts and the ownership interest in the debentures, the applicable ownership interests in the Treasury portfolio or Treasury securities, as applicable, in that manner for all tax purposes. In addition, you will be deemed to have agreed to allocate 100% of the purchase price paid for Equity Units to your ownership interest in the debentures and 0% to each purchase contract, which will establish your initial tax basis in your interest in each purchase contract as $0 and your initial tax basis in your ownership interest in the debentures as $50. You will be required to include in gross income interest payments on the debentures when such interest is paid or accrued in accordance with your regular method of tax accounting. If the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a special event redemption, a beneficial owner of Corporate Units will generally be required to include in gross income its allocable share of any interest payments made with respect to the applicable ownership interests in the Treasury portfolio and, if appropriate, original issue discount on the applicable ownership interests in the Treasury portfolio as it accrues on a constant yield to maturity basis, or, if appropriate, acquisition discount on the applicable ownership interests in the Treasury portfolio.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) as amounts generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax.

FOR ADDITIONAL INFORMATION, SEE “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.”

What are the uses of proceeds from the offering?

We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $      (approximately $      if the underwriters exercise their over-allotment option in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us. We anticipate that we will use substantially all of the net proceeds from this offering for general corporate purposes, including repayment of short-term indebtedness under our commercial paper program and to capture long-term growth opportunities. See “Use of Proceeds.”

What are the risks relating to the Equity Units?

See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Equity Units.

The Offering — Explanatory Diagrams

The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in debentures, Corporate Units and Treasury Units.

The following diagrams assume that the debentures are successfully remarketed in a final remarketing, there has not been a special event redemption and the interest rate on the debentures is reset on the purchase contract settlement date.

Purchase Contract

Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, these purchase contracts require us to make contract adjustment payments as shown in the diagrams on the following pages.

Notes:

(1)	If the applicable market value of our common stock is less than or equal to the reference price of $ , shares of our common stock.

(2)	If the applicable market value of our common stock is between the reference price and the threshold appreciation price of $ , the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value.

(3)	If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be shares.

(4)	The “reference price” equals the reported last sale price of our common stock on the New York Stock Exchange on , 2008.

(5)	The “threshold appreciation price” represents a % appreciation over the reference price.

(6)	Expressed as a percentage of the reference price. The “applicable market value” means the average closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the applicable purchase contract settlement date, subject to anti-dilution adjustments.

Corporate Units

A Corporate Unit consists of two components as described below:

Notes:

(1)	Each owner of an undivided beneficial ownership interest in debentures will be entitled to 1/20, or 5.0%, of each interest payment paid in respect of a $1,000 principal amount debenture.

(2)	Debentures will be issued in minimum denominations of $1,000, except in limited circumstances. Each undivided beneficial ownership interest in debentures represents a 1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal amount debenture.

The holder of a Corporate Unit owns the undivided beneficial ownership interest in debentures that forms a part of the Corporate Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

If the Treasury portfolio has replaced the debentures as a result of a special event redemption prior to the purchase contract settlement date, the applicable ownership interests in the Treasury portfolio will replace the debentures as a component of the Corporate Unit. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder creates a Treasury Unit, the proceeds from the applicable ownership interest in the Treasury portfolio will be used to satisfy the holder’s obligation under the related purchase contract.

Treasury Units

A Treasury Unit consists of two components as described below:

The holder of a Treasury Unit owns the ownership interest in the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the proceeds from the Treasury security will be used to satisfy the holder’s obligation under the related purchase contract.

The Debentures

The debentures have the terms described below:(1)

Notes:

(1)	Unless the Treasury portfolio has replaced the debentures as a component of the Corporate Units, Treasury Units may only be created with integral multiples of 20 Corporate Units. As a result, the creation of 20 Treasury Units will release $1,000 principal amount of the debentures held by the collateral agent.

Transforming Corporate Units into Treasury Units and Debentures

•	Because the debentures and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.

•	To create 20 Treasury Units, a holder separates 20 Corporate Units into their two components — 20 purchase contracts and a debenture — and then combines the purchase contracts with a Treasury security that matures on May 31, 2011.

•	The debenture, which is no longer a component of Corporate Units and has a principal amount of $1,000, is released to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

•	The Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

•	Following a special event redemption, the applicable ownership interests in the Treasury portfolio, rather than the debenture, will be released to the holder upon the transformation of a Corporate Unit into a Treasury Unit and will be tradable separately.

•	Following a successful optional remarketing, you may not create Treasury Units or recreate Corporate Units.

•	Unless there has been a successful optional remarketing, the holder can also transform 20 Treasury Units and a $1,000 principal debenture (or, following a special event redemption, the applicable ownership interest in the Treasury portfolio) into 20 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released to the holder and will be tradable as a separate security.

•	If the applicable ownership interest in the Treasury portfolio has replaced the debentures underlying the Corporate Units as a result of a special event redemption, the transformation of Corporate Units into

Treasury Units and the transformation of Treasury Units into Corporate Units can only be made in certain minimum amounts, as more fully described in this prospectus supplement.

Notes:

(1)	Each holder will own a 1/20, or 5.0%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a $1,000 principal amount debenture.

(2)	Debentures will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances.

Illustrative Remarketing Timeline

The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the form of remarketing agreement that has been filed as exhibit P to the purchase contract and pledge agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. These dates are subject to change based on changes in the number of business and/or trading days for the relevant periods.

Date	Event

No later than January 26, 2011 (15 days prior to the first day of the first optional remarketing period)	We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate debentures if we elect to conduct an optional remarketing between February 10, 2011 and February 24, 2011. If we elect to conduct an optional remarketing, we will give notice to holders of Corporate Units, Treasury Units and separate debentures as to the date or dates and procedures to be followed in the optional remarketing.

February 8, 2011 (two business days prior to the first day of the first optional remarketing period)	If we elect to conduct an optional remarketing between February 10, 2011 and February 24, 2011, February 8, 2011 will be the:

•   last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units after March 2, 2011 if such optional remarketing fails for any reason);

• last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to early settle after March 2, 2011); and

• last day for holders of separate debentures to give notice of their election to participate in the optional remarketing.

February 10, 2011 to February 24, 2011	Optional remarketing period:

• if a failed optional remarketing occurs, we will issue a press release; or

Date	Event

• if a successful optional remarketing occurs, the remarketing agent will purchase the Treasury portfolio.

March 1, 2011	Remarketing settlement date for the debentures successfully remarketed during the first optional remarketing period.

No later than March 14, 2011 (15 days prior to the first day of the second optional remarketing period)	We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate debentures if we elect to conduct an optional remarketing between March 29, 2011 and April 12, 2011. If we elect to conduct an optional remarketing, we will give notice to holders of Corporate Units, Treasury Units and separate debentures as to the date or dates and procedures to be followed in the optional remarketing.

March 25, 2011 (two business days prior to the first day of the second optional remarketing period)	If we elect to conduct an optional remarketing between March 29, 2011 and April 12, 2011, March 25, 2011 will be the:

•   last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units after April 17, 2011 if such optional remarketing fails for any reason);

• last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to early settle after April 17, 2011); and

• last day for holders of separate debentures to give notice of their election to participate in the optional remarketing.

March 29, 2011 to April 12, 2011	Optional remarketing period:

• if a failed optional remarketing occurs, we will issue a press release; or

• if a successful optional remarketing occurs, the remarketing agent will purchase the Treasury portfolio.

Three business days after optional remarketing date during the second optional remarketing period	Remarketing settlement date for the debentures successfully remarketed during the second optional remarketing period.

No later than April 27, 2011 (15 days prior to the first day of the final remarketing period)	Unless there was a successful optional remarketing, we will request that the depositary to notify its participants holding Corporate Units, Treasury Units and separate debentures as to the date or dates and procedures to be followed in the final remarketing.

Date	Event

May 10, 2011 (two business days prior to the first day of the final remarketing period)	• Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units.

• Last day for holders of separate debentures to give notice of their election to participate in the final remarketing.

• Last day for holders of Corporate Units to give notice of desire to settle the related purchase contracts with separate cash.

• Last day for holders of Corporate Units or Treasury Units to settle the related purchase contracts early.

May 11, 2011 (one business day prior to the first day of the final remarketing period)	Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash to pay the purchase price.

May 12, 2011 to May 26, 2011 (final remarketing period)	We will attempt a final remarketing at the dates selected by us if we have not elected to conduct an optional remarketing on an optional remarketing date or each optional remarketing conducted fails for any reason.

May 31, 2011	Maturity of Treasury security

June 1, 2011	Purchase contract settlement date and remarketing settlement date for any successful final remarketing of the debentures irrespective of the final remarketing date.

RISK FACTORS

Investing in the Equity Units involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us and the Equity Units before making an investment in the Equity Units offered hereby. If any of the following events actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the trading price of the Equity Units and our common stock. You may lose all or part of your original investment.

Risks Relating to the Equity Units

You assume the risk that the market value of our common stock may decline.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, which we refer to as the applicable market value. There can be no assurance that the market value of common stock received by you on the purchase contract settlement date will be equal to or greater than the effective price per share paid by you for our common stock on the date of issuance of the Equity Units. If the applicable market value of the common stock is less than the reference price of $           , the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for the common stock. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value is the same as the applicable market value of the common stock) will only exceed the price per share paid by you for our common stock on the purchase contract settlement date if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of     % over the reference price). If the applicable market value of our common stock exceeds the reference price but falls below the threshold appreciation price, you realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately     % of the value of the shares of common stock you could have purchased with $50 at the reported last sale price of our common stock on the date of issuance of the Equity Units.

The trading prices for the Corporate Units and Treasury Units will be directly affected by the trading prices of our common stock.

The trading prices of Corporate Units and Treasury Units in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of the common stock or interest rates will rise or fall. Trading prices of the common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market after the offering of the Equity Units, or the perception that such sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, debentures and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights occurs after that date. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.

If a fundamental change (as defined below under “Description of the Purchase Contracts — Early Settlement upon a Fundamental Change”) occurs and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the “stock price,” as defined below, is in excess of $ , subject to adjustment. A description of how the make-whole shares will be determined is set forth under “Description of the Purchase Contracts — Early Settlement upon a Fundamental Change — Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the fundamental change, this feature may not adequately compensate you for such loss.

You may suffer dilution of our common stock issuable upon settlement of your purchase contract.

The number of shares of our common stock issuable upon settlement of your purchase contract is subject to adjustment only for stock splits and combinations, stock dividends and specified other transactions that significantly modify our capital structure. See “Description of the Purchase Contracts — Anti-dilution Adjustments.” The number of shares of our common stock issuable upon settlement of each purchase contract is not subject to adjustment for other events, such as certain employee stock option grants or offerings of common stock for cash, or in connection with acquisitions or other transactions that may adversely affect the price of our common stock. There can be no assurance that an event that adversely affects the value of the Equity Units, but does not result in an adjustment to the settlement rate, will not occur. The terms of the Equity Units do not restrict our ability to offer common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the Equity Units in engaging in any such offering or transaction. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading price of the Equity Units.

You may have to pay taxes with respect to distributions on our common stock that you do not receive.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date or as a result of early settlement of a purchase contract is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, cash dividends and certain other actions by us that modify our capital structure. See “Description of the Purchase Contracts — Anti-dilution Adjustments.” If the settlement rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you would be required to include an amount in income for federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. Non-U.S. holders of the Equity Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material U.S. Federal Income Tax Consequences — U.S. Holders — Purchase Contracts — Adjustment to Settlement Rate” and “— Non-U.S. Holders — Dividends.”

The secondary market for the Corporate Units, Treasury Units or debentures may be illiquid.

It is not possible to predict how Corporate Units, Treasury Units or debentures will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for our Corporate Units, Treasury Units or debentures. We will apply to list the Corporate Units on the New York Stock Exchange under the symbol “ADM PrA.” We expect trading of the Corporate Units on the New York Stock Exchange to begin on or about June   , 2008. If the Treasury Units or the debentures are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Treasury Units or the debentures on the same exchange as the Corporate Units. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the debentures, your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event a sufficient number of holders of Equity Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units will not be de-listed from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of your election to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest.

Although you will be the beneficial owner of the applicable ownership interests in debentures, Treasury securities or applicable ownership interests in the Treasury portfolio, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code and claims arising out of the debentures, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

We may redeem the debentures upon the occurrence of a certain tax or accounting events.

We may redeem the debentures, on not less than 30 days’ nor more than 60 days’ prior written notice, in whole but not in part, at any time before the earlier of the date of a successful remarketing of the debentures and the purchase contract settlement date if certain tax or accounting events occur and continue under the circumstances described in this prospectus supplement. If we exercise this option, we will redeem the debentures for cash at the redemption amount plus accrued and unpaid interest, if any, which we refer to as the redemption price. If the special event redemption occurs before the purchase contract settlement date, the redemption price payable to you as a holder of Corporate Units will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price, if any, to you as the holder, and the Treasury portfolio will be substituted for the debentures as collateral to secure your obligations under the purchase contracts related to the Corporate Units. If your debentures are not components of Corporate Units, you will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Corporate Units if the Treasury portfolio is substituted as collateral in place of any debentures redeemed. A special event redemption will be a taxable event to the holders of the debentures.

Upon a successful remarketing of the debentures, the terms of your debentures may be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the debentures, the remarketing agent will agree to use its reasonable efforts to sell the debentures included in the remarketing. In connection with the remarketing, we and the remarketing agent may materially change the terms of the debentures, including their interest rate, the method of calculating interest payments, the maturity date, their ranking and the optional redemption terms. If the remarketing is successful, the modified terms will apply to all the debentures, even if they were not included in the remarketing. However, holders of the debentures must elect to participate in the remarketing before knowing what the modified terms of the debentures will be. You may determine that the revised terms are not as favorable to you as you would deem appropriate. In addition, following a successful remarketing, interest on the debentures will be payable on a semi-annual basis.

The United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear.

Although the Internal Revenue Service (the “IRS”) has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for United States federal income tax purposes, and no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of Equity Units are not entirely clear. In addition, any gain on a disposition of a debenture or a Corporate Unit to the extent such gain is allocable to the applicable ownership interest in debentures prior to the date six months after the interest rate on the debentures is reset will generally be treated as ordinary interest income; thus, the ability to offset such interest income with a loss, if any, on a purchase contract may be limited. For additional tax-related risks, see “Material U.S. Federal Income Tax Consequences” in this prospectus supplement.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The debentures constituting a part of the Corporate Units will be issued pursuant to an indenture, as amended and supplemented, which will be qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the applicable ownership interests in debentures included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

You will be required to accrue original issue discount on the debentures for United States federal income tax purposes.

Because of the manner in which the interest rate on the debentures is reset, the debentures should be classified as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount for United States federal income tax purposes. Assuming that the debentures are so treated, you will be required to accrue original issue discount on the debentures or the applicable ownership interests in debentures that are a component of the Corporate Units in your gross income on a constant yield-to-maturity basis, regardless of your usual method of tax accounting. For all accrual periods beginning before the earlier of the reset effective date and June 1, 2011, the original issue discount that accrues on the debentures will exceed the stated interest payments on the debentures. For additional tax-related risks relating to the debentures, see “Material U.S. Federal Income Tax Consequences — U.S. Holders — Debentures” in this prospectus supplement.

The trading price of the debentures may not fully reflect the value of their accrued but unpaid interest.

The debentures may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your debentures between record dates for interest payments, you will be required to include in gross income the interest accrued through the date of disposition as ordinary income, and such amount will reduce the gain or increase the loss that you would otherwise recognize on the disposition of the debentures. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss. A holder’s ability to deduct capital losses may be limited.

You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock deliverable upon early settlement of a purchase contract.

The early settlement rights under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. Although we have agreed to use our commercially reasonable efforts to have such a registration statement in effect and to provide a prospectus if so required under the U.S. federal securities laws, any failure or inability to maintain an effective registration statement or to have available a prospectus covering the common stock, including as a result of pending corporate events or announcements that prevent the delivery of a current prospectus, may prevent or delay an early settlement.

The debentures and the contract adjustment payments are effectively subordinated to any existing or future preferred stock and indebtedness, guarantees and other liabilities of our subsidiaries, and the contract adjustment payments are subordinated to our existing and future senior indebtedness.

The debentures and the contract adjustment payments will be effectively subordinated to any existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of any of our subsidiaries, and effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The indenture and first supplemental indenture governing the debentures will not restrict us or our subsidiaries from incurring substantial additional unsecured indebtedness in the future. The contract adjustment payments are also subordinated to our existing and future senior indebtedness.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the debentures or purchase contracts or to provide us with funds to meet our payment obligations on the debentures or purchase contracts, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the debentures or purchase contracts to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Risks Related to Our Business and Industry

The availability and price of the agricultural commodities and agricultural commodity products we produce and merchandise can be affected by weather, disease, government programs, and various other factors beyond our control and could adversely affect our operating results.

The availability and price of agricultural commodities are subject to wide fluctuations due to unpredictable factors such as weather, plantings, government (domestic and foreign) farm programs and policies, changes in global demand resulting from population growth and changes in standards of living, and global production of similar and competitive crops. These factors have historically caused volatility in the agricultural commodities industry and, consequently, in our operating results. Reduced supply of agricultural commodities due to weather-related factors or other reasons could adversely affect our profitability by increasing the cost of raw materials used in our agricultural processing operations. Reduced supplies of agricultural commodities could also limit our ability to procure, transport, store, process and merchandise agricultural commodities in an efficient manner, which could adversely affect our profitability. In addition, the availability and price of agricultural commodities can be affected by other factors, such as plant disease, which can result in crop failures and reduced harvests.

Also, with respect to prices, to the extent production capacity is added within the agricultural processing industry, the disruption to the balance of supply and demand may result in downward pressure on the relevant product prices, thereby adversely affecting revenues and operating results.

Fluctuations in energy prices could adversely affect our operating results.

Our operating costs and selling prices of certain finished products are sensitive to changes in energy prices. Our processing plants are powered principally by electricity, natural gas and coal. Our transportation operations are dependent upon diesel fuel and other petroleum products. Significant increases in the cost of these items could adversely affect our production costs and operating results.

We have certain finished products, such as ethanol and biodiesel, which are closely related to, or may be substituted for, petroleum products. Therefore, the selling prices of ethanol and biodiesel relate to the selling prices of unleaded gasoline and diesel fuel. A significant decrease in the price of unleaded gasoline or diesel fuel could result in a significant decrease in the selling price of our ethanol and biodiesel and could adversely affect our revenues and operating results.

We are subject to economic downturns, political instability and other risks of doing business globally, which could adversely affect our operating results.

We conduct our business and have substantial assets located in many countries and geographic areas. Our operations are principally in developed countries in the United States, Europe and South America, but we also operate in, or plan to expand or develop its business in, emerging market areas such as Asia. Both developed and emerging market areas are subject to economic downturns, and emerging market areas could be subject to more volatile economic, political and market conditions. Such economic downturns and volatile conditions may have a negative impact on our ability to execute our business strategies and on our operating results.

Our operating results could be affected by changes in trade, monetary and fiscal policies, laws and regulations, and other activities of United States and foreign, agencies, and similar organizations. These conditions include but are not limited to changes in a country’s or region’s economic or political conditions, trade regulations affecting production, pricing and marketing of products, local labor conditions and regulations, reduced protection of intellectual property rights, changes in the regulatory or legal environment, restrictions on currency exchange activities, currency exchange fluctuations, burdensome taxes and tariffs and other trade barriers. International risks and uncertainties, including changing social and economic conditions as well as terrorism, political hostilities and war, could limit our ability to transact business in these markets and could adversely affect our revenues and operating results.

Government policies and regulations, in general, and specifically affecting the agricultural sector and related industries, could adversely affect our operating results.

Agricultural production and trade flows are subject to government policies and regulations. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies and import and export restrictions on agricultural commodities and commodity products, can influence the planting of certain crops, the location and size of crop production, whether unprocessed or processed commodity products are traded, the volume and types of imports and exports, the availability and competitiveness of feedstocks as raw materials and industry profitability. In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions. Future government policies may adversely affect the supply of, demand for, and prices of our products, restrict our ability to do business in our existing and target markets, and could negatively impact revenues and operating results.

We are subject to food and feed industry risks that could adversely affect our operating results.

We are subject to food industry risks which include, but are not limited to, food spoilage or food contamination, shifting consumer preferences, federal, state and local food processing regulations, and customer product liability claims. The liability which could result from these risks may not always be covered or could exceed liability insurance related to product liability and food safety matters maintained by us. The occurrence of any of the matters described above could adversely affect our revenues and operating results.

Certain of our merchandised commodities and finished products are used as ingredients in livestock and poultry feed. We are subject to risks associated with the outbreak of disease in livestock and poultry, including, but not limited to, mad-cow disease and avian influenza. The outbreak of disease could adversely affect demand for our products used as ingredients in livestock and poultry feed. A decrease in demand for these products could adversely affect our revenues and operating results.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $      (approximately $      if the underwriters exercise their over-allotment option in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us. We anticipate that we will use substantially all of the net proceeds from this offering for general corporate purposes, including repayment of short-term indebtedness under our commercial paper program and investment in long-term growth opportunities. As of March 31, 2008, the weighted average interest rate of indebtedness under our commercial paper program was 3.49%, and the weighted average maturity under such program was 111 days.

CAPITALIZATION

The following table sets forth ADM’s cash and cash equivalents and capitalization on a consolidated basis as of March 31, 2008, both on an actual basis and on an as-adjusted basis to reflect the issuance and sale of the Equity Units, including the debentures, offered hereby. This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes to those consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2008
	Actual	As Adjusted
	($ in millions)
	(Unaudited)

Cash and cash equivalents(1)	$1,206	$2,956

Debt
Short-term debt	$4,916	$4,916
Long-term debt	6,080	6,080
% Debentures due 2041(2)	—	1,750

Total debt	10,996	12,746

Shareholders’ equity
Common stock	5,121	5,121
Reinvested earnings	7,206	7,206
Accumulated other comprehensive income	835	835

Total shareholders’ equity	13,162	13,162

Total capitalization	$24,158	$25,908

(1)	The as-adjusted cash and cash equivalents amount represents gross proceeds from the offering and will be $3,206 if the underwriters exercise their over-allotment option in full.

(2)	The % Debentures due 2041 are a component of the Equity Units offered hereby. As adjusted amount will be $2,000 if the underwriters exercise their over-allotment option in full.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed on the New York Stock Exchange under the symbol “ADM.” The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our common stock as reported on the New York Stock Exchange and dividends for the quarters indicated. The closing price of our common stock on May 23, 2008 was $43.17.

	Price Range of Common Stock		Dividend Paid
	High	Low	per Share

Fiscal 2006 — Quarter Ended
September 30	$24.75	$19.75	$0.085
December 31	25.55	23.00	0.085
March 31	35.50	24.05	0.100
June 30	46.71	34.60	0.100
Fiscal 2007 — Quarter Ended
September 30	$45.05	$36.44	$0.100
December 31	40.00	31.20	0.100
March 31	37.84	30.20	0.115
June 30	39.65	32.05	0.115
Fiscal 2008 — Quarter Ended
September 30	$37.02	$31.28	$0.115
December 31	47.33	32.43	0.115
March 31	47.18	38.11	0.130
June 30 (through May 23, 2008)	48.95	40.68	0.130	*

*	This quarterly dividend has been declared and will be paid on June 5, 2008 to shareholders of record on May 15, 2008.

The number of registered shareholders of our common stock at March 31, 2008, was 17,503. We expect to continue our policy of paying regular cash dividends, although there is no assurance as to future dividends because they are dependent on future earnings, capital requirements and financial condition.

ACCOUNTING TREATMENT

The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the debentures in our financial statements based on the underlying fair value of each instrument at the time of issuance. The fair value of the purchase contract is expected to approximate the present value of the Corporate Units contract adjustment payments and will be initially recorded as a reduction to common stockholders’ equity (common stock and paid-in capital), with an offsetting credit to liabilities. This liability is accreted over three years by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments will reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 pursuant to that purchase contract and will issue the requisite number of shares of our common stock. The $50 we receive will be credited to common stockholders’ equity (common stock and paid-in capital).

Before the issuance of shares of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, based on the settlement formula applied at the end of each reporting period, is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts less the number of shares that could be purchased by us in the market, at the average market price during the period, using the proceeds receivable upon settlement. Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the threshold appreciation price of $     .

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Corporate Units. It is possible that our accounting for the purchase contracts and the debentures could be affected by any new accounting rules that might be issued by these groups.

DESCRIPTION OF THE EQUITY UNITS

The following is a summary of some of the terms of the Equity Units. This summary, together with the summary of the terms of the purchase contracts, the purchase contract and pledge agreement and the debentures set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Debentures” in this prospectus supplement, contain a description of all of the material terms of the Equity Units, but are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the indenture, the first supplemental indenture, the debentures and the form of remarketing agreement, including the definitions of certain terms used therein, which has been attached as exhibit P to the purchase contract and pledge agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We will issue the Equity Units under the purchase contract and pledge agreement between us and The Bank of New York, as purchase contract agent (the “purchase contract agent”), and The Bank of New York, as collateral agent, custodial agent and securities intermediary (the “collateral agent”). The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 35,000,000 Corporate Units (up to 40,000,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50.

Each Corporate Unit offered will initially consist of:

• a purchase contract under which

•	the holder will agree to purchase from us, and we will agree to sell to the holder, no later than on June 1, 2011, which we refer to as the purchase contract settlement date, or upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts — Purchase of Common Stock,” “Description of the Purchase Contracts — Early Settlement” or “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” as the case may be, and

•	we will pay the holder quarterly contract adjustment payments at the rate of % per year on the stated amount of $50, or $ per year, and either:

•	a 1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal amount of % debentures due 2041 issued by us, and under which we will pay to the holder 1/20, or 5.0%, of the interest payment on a $1,000 principal amount debenture at the initial rate of %, or $ per year; or

•	following a successful optional remarketing or the occurrence of a special event redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the Treasury portfolio.

“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

(1) a 1/20, or 5.0%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to May 31, 2011, and

(2) for each scheduled interest payment date on the debentures after the date of a special event redemption and on or before the purchase contract settlement date, in the case of a special event redemption, or for the scheduled interest payment date occurring on June 1, 2011, in the case of a successful optional remarketing, a  % undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the business day immediately preceding such payment date.

The fair value of the Corporate Units we issue will be recorded in our financial statements based on an allocation between the purchase contracts and the debentures in proportion to their respective fair market values. Under the purchase contract and pledge agreement, you will be deemed to have agreed to allocate 100% of the purchase price to your undivided interest in the debentures and 0% to the purchase contracts, so your initial tax basis in each purchase contract will be $0 and the initial tax basis in the undivided beneficial ownership interest in a debenture will be $50. This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS.

So long as the units are in the form of Corporate Units, the related undivided beneficial ownership interest in the debenture or the applicable ownership interest in the Treasury portfolio, as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our common stock under the related purchase contracts.

Creating Treasury Units by Substituting a Treasury Security for a Debenture

Unless the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a special event redemption, each holder of 20 Corporate Units may create, at any time on or prior to the second business day immediately preceding the first day of the final remarketing period referred to under “Description of the Purchase Contracts — Remarketing” below (subject to an optional remarketing as described below), 20 Treasury Units by substituting for a debenture a zero-coupon U.S. Treasury security (CUSIP No. 912820NE3) with a principal amount at maturity equal to $1,000 and maturing on May 31, 2011, which we refer to as a Treasury security. This substitution would create 20 Treasury Units and the debenture would be released to the holder and would be separately tradable from the Treasury Units. Because Treasury securities and debentures are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a special event redemption, holders of Corporate Units may substitute Treasury securities for the applicable ownership interests in the Treasury portfolio only in integral multiples of           Corporate Units. If there has been a successful optional remarketing, holders may not create Treasury Units from Corporate Units.

Each Treasury Unit will consist of:

•	a purchase contract under which

•	the holder will agree to purchase from us, and we will agree to sell to the holder, not later than on the purchase contract settlement date, or upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate, and

•	we will pay the holder quarterly contract adjustment payments at the rate of % per year on the stated amount of $50, or $ per year, and

•	a 1/20, or 5.0%, undivided beneficial ownership interest in a Treasury security.

The term “business day” means any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts.

Unless the Treasury portfolio has replaced the debentures as a component of the Corporate Units, to create 20 Treasury Units, a holder is required to:

•	deposit with the collateral agent a Treasury security, which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder); and

•	transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related debenture.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related debenture from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Corporate Units;

•	transfer the related debenture to the holder; and

•	deliver 20 Treasury Units to the holder.

The Treasury security will be substituted for the debenture and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The debenture thereafter will trade separately from the Treasury Units.

If the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a special event redemption, the Corporate Unit holder will follow the same procedure to create a Treasury Unit, except the holder will have to deposit integral multiples of           Corporate Units and the purchase contract agent will transfer the related applicable ownership interests in the Treasury portfolio.

Holders who create Treasury Units or recreate Corporate Units, as discussed below, will be responsible for any fees or expenses payable to the collateral agent in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contract and Pledge Agreement — Miscellaneous.”

Recreating Corporate Units

Unless the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a special event redemption, each holder of 20 Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the first day of the final remarketing period (subject to an optional remarketing as described below), to substitute for the related Treasury security held by the collateral agent a debenture having an aggregate principal amount equal to $1,000. This substitution would recreate 20 Corporate Units and the applicable Treasury security would be released to the holder and would be separately tradable from the Corporate Units. Because Treasury securities and debentures are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 20 Treasury Units. If the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a special redemption, holders of Treasury Units may substitute applicable ownership interests in the Treasury portfolio for Treasury securities only in integral multiples of           Treasury Units.

Unless the Treasury portfolio has replaced the debentures as a component of the Corporate Units, to recreate 20 Corporate Units, a holder is required to:

•	deposit with the collateral agent a $1,000 principal amount debenture, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•	transfer to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a $1,000 principal amount debenture with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

Upon receiving instructions from the purchase contract agent and receipt of the $1,000 principal amount debenture, the collateral agent will release the related Treasury security from the pledge and deliver it to the purchase contract agent, on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 20 Corporate Units to the holder.

The $1,000 principal amount debenture will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade separately from the Corporate Units.

If the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a special event redemption, the Treasury Unit holder will follow the same procedure to create a Corporate Unit, except the holder will have to deposit integral multiples of           Treasury Units and must deposit applicable ownership interests in the Treasury portfolio with the collateral agent, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder.

Current Payments

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of     % per year on the stated amount of $50 per Equity Unit until the earliest of the purchase contract settlement date, the early settlement date (in the case of a fundamental change early settlement, as described in “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”) and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts (in the case of an early settlement as described in “Description of the Purchase Contracts — Early Settlement”). In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the debentures attributable to the undivided beneficial ownership interest in the debentures (or distributions on the applicable ownership interest in the Treasury portfolio if the debentures have been replaced by the Treasury portfolio), equivalent to the rate of     % per year. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units, but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the debentures that were released to them when the Treasury Units were created for as long as they hold the debentures. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing September 1, 2008.

Listing

We will apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “ADM PrA.” Unless and until substitution has been made as described in “— Creating Treasury Units by Substituting a Treasury Security for a Debenture” or “— Recreating Corporate Units,” neither the debenture or applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The debenture or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or debentures are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we will endeavor to cause the Treasury Units or debentures to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

Ranking

The debentures will be our senior unsecured obligations and will rank equal in right of payment to our other senior unsecured debt from time to time outstanding. The debentures will be effectively subordinated to all existing or future preferred stock and indebtedness, guarantees and other liabilities of our subsidiaries, including trade payables, and effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your right as a holder of our debentures will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors.

Our obligations with respect to the contract adjustment payments will be subordinate in right of payment to our senior indebtedness. “Senior indebtedness” with respect to the contract adjustment payments means indebtedness of any kind, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the contract adjustment payments.

Voting and Certain Other Rights

Holders of purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as such holders, will have no voting or other rights in respect of our common stock.

Repurchase of the Equity Units

We may purchase from time to time any of the Equity Units offered by this prospectus supplement that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

DESCRIPTION OF THE PURCHASE CONTRACTS

The following description is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement between us, the purchase contract agent and the collateral agent. The description of the purchase contracts and the purchase contract and pledge agreement in this prospectus supplement contains a summary of their material terms but does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the indenture, the first supplemental indenture, the debentures and the form of remarketing agreement, including the definitions of certain terms used therein.

Purchase of Common Stock

Each purchase contract that is a part of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to sell, on June 1, 2011, the purchase contract settlement date (unless the purchase contract terminates prior to that date or is settled early at the holder’s option), a number of shares of our common stock equal to the settlement rate, for $50 in cash. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “— Anti-dilution Adjustments” and “— Early Settlement Upon a Fundamental Change” below:

(1) If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” of $     , the settlement rate will be           shares of our common stock (such settlement rate being referred to as the “minimum settlement rate”).

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2) If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $ , the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value.

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(3) If the applicable market value of our common stock is less than or equal to the reference price of $     , the settlement rate will be           shares of our common stock, which is equal to the stated amount divided by the reference price (such settlement rate being referred to as the “maximum settlement rate”).

Accordingly, if the market price for the common stock decreases between the date of this prospectus supplement and the period during which the adjusted applicable market value is measured and the market price is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

If you elect to settle your purchase contract early in the manner described under “— Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be          , the minimum settlement rate, subject to adjustment as described under “— Anti-dilution Adjustments.” We refer to the minimum settlement rate and the maximum settlement rate collectively as the “fixed settlement rates.”

The “applicable market value” means the average closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to adjustment under the circumstances set forth in “— Anti-dilution Adjustments.”

The term “closing price” of shares of our common stock means, on any date of determination (1) the closing sale price (or, if no closing sale price is reported, the reported last sale price) of shares of our common stock on the New York Stock Exchange on such date or, if shares of our common stock are not listed for trading on the New York Stock Exchange on any such date, as reported in the composite transactions for the principal United States securities exchange on which the shares of our common stock are so listed, or if shares of our common stock are not so listed on a United States national or regional securities exchange or (2) if shares of our common stock are not so reported, the last quoted bid price for the shares of our common stock in the over-the-counter market as reported by the National Quotation Bureau or a similar organization, or, if such bid price is not available, the average of the mid-point of the last bid and ask prices of shares of our common stock on such date from at least three nationally recognized independent investment banking firms retained by us for this purpose.

The term “trading day” means a day on which the shares of our common stock:

•	are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

•	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of our common stock.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to such fraction multiplied by the applicable market value. If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Unless:

•	a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “— Early Settlement” or “— Early Settlement Upon a Fundamental Change”;

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “— Notice to Settle with Cash”; or

•	an event described under “— Termination” has occurred,

then, on the purchase contract settlement date,

•	in the case of Corporate Units where there has been a successful final remarketing, the portion of the proceeds from the remarketing equal to the principal amount of the debentures remarketed will automatically be applied to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•	in the case of Corporate Units where there has not been a successful remarketing and the Treasury portfolio has not replaced the debentures as a component of the Corporate Units, unless holders of Corporate Units elect not to exercise their put right by delivering cash to settle their purchase contracts (see “— Remarketing”), such holders will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the debentures to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•	in the case of Corporate Units where the Treasury portfolio has replaced the debentures as a component of the Corporate Units, the portion of the proceeds of the appropriate applicable ownership interests in the Treasury portfolio when paid at maturity equal to the stated amount of $50 per our Corporate Unit will automatically be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•	in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts.

The common stock will then be issued and delivered to the holder or the holder’s designee, upon presentation and surrender of the certificate evidencing the Corporate Units or Treasury Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•	irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the purchase contract and the related purchase contract and pledge agreement in the name of and on behalf of such holder; and

•	agreed to be bound by the terms and provisions of the Corporate Units and Treasury Units and perform its obligations under the related purchase contract and the purchase contract and pledge agreement.

In addition, each beneficial owner of an Equity Unit, by acceptance of the beneficial interest therein, will be deemed to have agreed (1) to treat itself as the owner of the related debenture, applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, for U.S. federal income tax purposes and (2) to treat the debentures as indebtedness for U.S. federal income tax purposes, which is not subject to the contingent payment debt regulations. See “Material U.S. Federal Income Tax Consequences.”

Remarketing

We have agreed to enter into a remarketing agreement with one or more nationally recognized investment banking firms (as the remarketing agent(s)) and the purchase contract agent (as attorney-in-fact of the holders) no later than 30 days prior to any remarketing of the debentures underlying the Corporate Units. Pursuant to the remarketing agreement, unless a special event redemption or a termination event has occurred, remarketing of the debentures underlying the Corporate Units will be attempted as described below.

Unless a special event redemption or a termination event has occurred, we may elect, at our option, for a remarketing of the debentures to occur on any optional remarketing date selected by us during the two-week period ending on February 24, 2011 (the third business day immediately preceding the March 1, 2011 interest payment date) or (unless a successful optional remarketing has occurred) during the two-week period ending on April 12, 2011, whereby the aggregate principal amount of debentures that are a part of Corporate Units and any separate debentures whose holders have elected to participate in the remarketing, as described under “Description of the Debentures — Optional Remarketing of the Debentures that are not Included in Corporate Units,” will be remarketed. We refer to each of these periods as an “optional remarketing period” and a remarketing on an optional remarketing date as an “optional remarketing.” We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate debentures of our election to conduct an optional remarketing during an optional remarketing period no later than 15 days prior to the first day of such optional remarketing period. In such notice, we will set forth the proposed optional remarketing date or dates, applicable procedures for holders of separate debentures to participate in the optional remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures. In connection with an optional remarketing, the remarketing agent will use its reasonable efforts to obtain a price for the remarketed debentures that results in proceeds of at least 100% of the separate debentures purchase price, if any, and at least 100% of the purchase price for the Treasury portfolio described below (including, in the case of an optional remarketing during the two-week period ending April 12, 2011, accrued and unpaid interest (prior to any reset of the interest rate) to the remarketing settlement date). To obtain that price, the remarketing agent may reset the interest rate on the debentures, as described under “Description of the Debentures — Interest Rate Reset.” We will separately pay a fee to the remarketing agent, as determined by negotiation with the remarketing agent. Holders whose debentures are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

If we elect to conduct an optional remarketing on an optional remarketing date:

•	you may not settle a purchase contract that is part of a Corporate Unit early during the period beginning the second business day prior to the first day of the optional remarketing period until after the third business day following the last day of the optional remarketing period;

•	you may not create Treasury Units during that same period; and

•	you may not recreate Corporate Units from Treasury Units during that same period.

If we elect to conduct an optional remarketing on an optional remarketing date, and such remarketing is successful:

•	settlement of the remarketed debentures will occur on March 1, 2011 (in the case of an optional remarketing during the two-week period ending on February 24, 2011) or the third business day following the date of such successful optional remarketing (in the case of an optional remarketing during the two-week period ending on April 12, 2011);

•	the interest rate on the debentures will be reset on the reset effective date, which will be the settlement date of such successful optional remarketing, as described below under “Description of the Debentures — Interest”;

•	your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio, as described above; and

•	you may not create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing or, if we do elect to conduct an optional remarketing but the optional remarketing is not successful, the debentures will continue to be a component of the Corporate Units.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date which will be, in the case of an optional remarketing occurring during the two-week period ending February 24, 2011, March 1, 2011, or, in the case of an optional remarketing occurring during the two-week period ending April 12, 2011, the third business day immediately following such successful optional remarketing date.

Following a successful optional remarketing, the remarketing agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 31, 2011 in an aggregate amount equal to the aggregate principal amount of the debentures underlying the aggregate applicable ownership interests in debentures comprising the Corporate Units on the optional remarketing date, and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 31, 2011 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the aggregate principal amount of the debentures underlying the aggregate applicable ownership interests in debentures comprising the Corporate Units on the optional remarketing date.

The remarketing agent will deduct the Treasury portfolio purchase price from the proceeds of the optional remarketing. Any remaining proceeds of the optional remarketing will be remitted by the remarketing agent for the benefit of the holders and will be paid promptly after settlement of the optional remarketing.

The applicable ownership interests in the Treasury portfolio will be substituted for the applicable ownership interests in debentures that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the aggregate principal amount of the debentures underlying the aggregate applicable ownership interests in debentures that are components of the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase common stock under the purchase contracts. In addition, proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been attributable to the debentures that were components of the Corporate Units at the time of remarketing will be paid on the purchase contract settlement date to the holders of the Corporate Units.

If we do not elect to conduct an optional remarketing or, if we do elect to conduct an optional remarketing but no successful optional remarketing occurs during any optional remarketing period, unless a special event redemption or a termination event has occurred, remarketing of the debentures will occur on a date or dates selected by us during the two-week period ending on May 26, 2011 (the third business day immediately preceding the purchase contract settlement date). With respect to the final remarketing, we will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate debentures of the final remarketing period no later than 15 days prior to the first day of the final remarketing period. In such notice, we will set forth the final remarketing date or dates, the applicable procedures for holders of separate debentures to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts with separate cash and any other applicable procedures, including the procedures that must be followed by a separate debenture holder in the case of a failed final remarketing if a separate debenture holder wishes to exercise its right to put its debentures to us as described in this prospectus supplement.

In connection with a final remarketing, the remarketing agent will use its reasonable efforts to obtain a price for the debentures to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of such debentures. To obtain that price, the remarketing agent will reset the interest rate on the debentures, as described under “Description of the Debentures — Interest Rate Reset.” Settlement of a successful final remarketing, and the effective date of the reset rate, will occur on the purchase contract settlement date.

Unless the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a special event redemption, or an optional remarketing was successful, Corporate Unit holders have the option to notify the purchase contract agent on or prior to the second business day immediately prior to the first day of the final remarketing period of their intention to settle the related purchase contracts with separate cash and provide such cash on or prior to the business day immediately prior to the first day of the final remarketing period. The debentures of any holder who has failed to give this notice and deliver such cash will be remarketed on the final remarketing date or dates. In addition, holders of debentures that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Debentures — Optional Remarketing of Debentures that are not Included in Corporate Units.”

Upon a successful final remarketing, the portion of the proceeds equal to the aggregate principal amount of the debentures will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. If any proceeds remain after this application, the remarketing agent will remit such remaining proceeds to the purchase contract agent for the benefit of the holders. We will separately pay a fee to the remarketing agent, as determined by negotiation with the remarketing agent. Holders whose debentures are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Unless the Treasury portfolio has replaced the debentures as a component of the Corporate Units as a result of a special event redemption or upon a successful optional remarketing, if (1) despite using its reasonable efforts, the remarketing agent cannot remarket the related debentures on or prior to May 26, 2011 (the third business day immediately preceding the purchase contract settlement date), other than to us, at a price equal to or greater than 100% of the aggregate principal amount of the debentures being remarketed, or (2) the remarketing has not occurred on or prior to May 26, 2011 because a condition precedent to the remarketing has not been fulfilled, in each case resulting in no successful remarketing, holders of all debentures will have the right to put their debentures to us for an amount equal to the principal amount of their debentures, plus accrued and unpaid interest, on the purchase contract settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the debentures underlying such Corporate Units unless such holder has decided to settle the purchase contract with separate cash as described below under “— Notice to Settle with Cash” or unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, such holder provides a written notice of an intention to settle the related purchase contract with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent $50 in cash per Corporate Unit. Such settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. If a holder of Corporate Units so elects to settle with separate cash, upon receipt of the required cash payment, the related debentures underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash will be invested promptly in permitted investments, as defined in the purchase contract and pledge agreement, and paid to us on the purchase contract settlement date. Any funds received by the collateral agent in respect of the investment earnings from such investments will be distributed to the purchase contract agent for payment to the holders who settled with separate cash. Unless a holder of Corporate Units has settled the related purchase contracts with separate cash on or prior to the purchase contract settlement date, such holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the debentures against such holder’s obligations to purchase our common stock under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to such holder our common stock pursuant to the related purchase contracts. Any amount of the put price remaining following satisfaction of the related purchase contracts will be paid to the Corporate Unit holder through the purchase contract agent.

If there has not been a successful optional remarketing on or prior to the last date of the relevant optional remarketing period, if we elect to conduct an optional remarketing, or in the case of a final remarketing, if no successful final remarketing has occurred on or prior to May 26, 2011 (the third business day immediately preceding the purchase contract settlement date), we will in each case cause a notice of the failed remarketing of the debentures to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of such optional remarketing period, or in the case of the final remarketing, before 9:00 a.m., New York City time, on May 27, 2011 (the second business day immediately preceding the purchase contract settlement date). The notice to be published under this section will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

We will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the debentures to be remarketed will be effective in a form that may be used by the remarketing agent in connection with the remarketing process (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time) or unless we conduct any remarketing in accordance with an exemption under the securities laws.

In connection with the remarketing, we may also elect to modify various terms of the debentures as we may determine, which will become effective upon a successful remarketing on the purchase contract settlement date. See “Description of the Debentures — Modification of the Terms of the Debentures in Connection with a Successful Remarketing.”

Early Settlement

Subject to the conditions described below and an optional remarketing as described above, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period, in the case of Corporate Units, unless a special event redemption or a successful optional remarketing has occurred, or the second business day immediately preceding the purchase contract settlement date, in the case of Treasury Units or Corporate Units after the occurrence of a special event redemption or a successful optional remarketing. Such early settlement may only be made in integral multiples of 20 purchase contracts. If the Treasury portfolio has replaced the debentures as a component of the Corporate Units, holders of Corporate Units may settle early only in integral multiples of           Corporate Units prior to 5:00 p.m.,

New York City time, on the second business day immediately preceding the purchase contract settlement date. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$50 times the number of purchase contracts being settled; plus

•	if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contracts being settled.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).

Upon early settlement, except as described below in “Early Settlement Upon a Fundamental Change,” we will sell, and the holder will be entitled to buy, the minimum settlement rate of           shares of our common stock for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “— Anti-dilution Adjustments” below. We will cause (1) the shares of our common stock to be issued and (2) the related debentures, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered within three business days following the early settlement date, in each case to the purchase contract agent for delivery to the holder. Upon early settlement, the holder’s right to receive future contract adjustment payments will terminate, and no adjustment will be made to or for the holder on account of any amounts accrued in respect of contract adjustment payments since the most recent quarterly payment date.

If the purchase contract agent receives a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $50 for each purchase contract being settled prior to 5:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the settlement date.

Early Settlement upon a Fundamental Change

Subject to an optional remarketing as described above under “— Remarketing,” if a “fundamental change” occurs (as defined below) prior to the purchase contract settlement date, then following the fundamental change, each holder of a purchase contract will have the right to accelerate and settle such contract early at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

We will provide each of the holders with a notice of a fundamental change within five business days after its occurrence. The notice will specify a date, which shall be at least ten days after the date of the notice but no later than the earlier of 20 days after the date of such notice or two business days prior to the first day of the final remarketing period, by which each holder’s fundamental change early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent, no later than 4:00 p.m., New York City time, on the third business day before the early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds less the amount of any accrued and unpaid contract adjustment payments.

A “fundamental change” will be deemed to have occurred if either of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity (other than in connection with a consolidation, merger or other transaction described in clause (2) below, in which case clause (2) shall apply); or

(2) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any transaction or series of related transactions (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our common stock), in each case in which 10% or more of the total consideration paid to our shareholders consists of cash or cash equivalents.

If you exercise the fundamental change early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the fundamental change and received shares of our common stock at the settlement rate described above, plus the additional make-whole shares. You will also receive the debentures, applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a fundamental change. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right shall be void unless and until such a registration statement shall be effective and we will have no further obligation with respect to any such registration statement if, notwithstanding using our commercially reasonable efforts, no registration statement is then effective.

A holder of Corporate Units or Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

Calculation of Make-Whole Shares.  The number of make-whole shares applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•	in the case of a fundamental change described in clause (2) above and the holders of our common stock receive only cash in the fundamental change, the stock price shall be the cash amount paid per share;

•	otherwise, the stock price shall be the average of the closing prices of our common stock over the five trading-day period ending on the trading day preceding the effective date of the fundamental change.

Stock Price on Effective Date
Effective Date	$	$	$	$	$	$	$	$	$	$

June , 2008
June , 2009
June , 2010
June , 2011

The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rate.

Each of the make-whole share amounts in the table will be subject to adjustment in the same manner as the fixed settlement rate as set forth under “— Anti-dilution Adjustments.”

The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

•	if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $ per share (subject to adjustment as described above), then the make-whole share amount will be zero; and

•	if the stock price is less than $ per share (subject to adjustment as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two dates on the table.

The maximum number of shares of our common stock deliverable under a purchase contract is          , subject to anti-dilution adjustments.

Notice to Settle with Cash

Unless the Treasury portfolio has replaced the debentures as a component of the Corporate Units, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, at the offices of the purchase contract agent with the completed “Notice to Settle with Cash” form prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period. Holders of Corporate Units may only cash settle purchase contracts in integral multiples of 20 purchase contracts.

The holder must also deliver to the collateral agent the required cash payment in immediately available funds. Such payment must be delivered prior to 5:00 p.m., New York City time, on the first business day immediately preceding the first day of the final remarketing period.

Upon receipt of the cash payment, the related debenture will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.

If a holder of Corporate Units that has given notice of its intention to settle with cash fails to deliver the cash by the applicable time and date specified above, the debentures underlying such holder’s Corporate Units will automatically be remarketed, or if there is a failed final remarketing such debentures will be put to us, as described under “— Remarketing” above.

Any cash received by the collateral agent upon cash settlement will be invested promptly in permitted investments, as defined in the purchase contract and pledge agreement, and paid to us on the purchase contract settlement date. Any funds received by the collateral agent in respect of the investment earnings from such investments will be distributed to the purchase contract agent for payment to the holders who settled with cash.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of     % of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing September 1, 2008.

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be on the 15th day of the month preceding the month in which the relevant payment date falls (whether or not a business day). These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement — Book-Entry System.”

If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

Anti-dilution Adjustments

Each fixed settlement rate will be subject to the following adjustments:

(1) Stock Dividends.  If we pay or make a dividend or other distribution on our common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which shall be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

(2) Stock Purchase Rights.  If we issue to all holders of our common stock rights, options, warrants or other securities, entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of our common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which shall be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise, conversion or exchange of such rights, options, warrants or securities would purchase at such current market price and the denominator of which shall be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase, either directly or indirectly.

(3) Stock Splits; Reverse Splits; and Combinations.  If outstanding shares of our common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of our common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(4) Debt, Asset or Security Distributions.  If we, by dividend or otherwise, distribute to all holders of our common stock evidences of our indebtedness, assets or securities (but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below and any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a spin-off referred to below, or dividend or distribution referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which shall be the current market price on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of our common stock and the denominator of which shall be such current market price.

In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which we refer to as a “spin-off,” the fixed settlement rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which is the current market price of our common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rate under the preceding paragraph will occur on the date that is the earlier of:

•	the 10th trading day from and including the effective date of the spin-off; and

•	the date of the securities being offered in the initial public offering of the spin-off, if that initial public offering is effected simultaneously with the spin-off.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock over the first 10 trading days following the effective date of the spin-off.

If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

(5) Cash Distributions.  If we, by dividend or otherwise, make distributions to all holders of our common stock exclusively in cash during any quarterly period (excluding any cash that is distributed in a reorganization event to which the provisions described below under “— Reorganization Events” apply or as part of a distribution referred to in paragraph (4) above) in an amount that exceeds $0.13 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend”), immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate shall be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which shall be equal to the current market price on the date fixed for such determination less the per share amount of the distribution and the denominator of which shall be equal to such current market price minus the reference dividend.

For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend amount that is not a regular quarterly dividend.

(6) Tender and Exchange Offers.  In the case that a tender offer or exchange offer made by us or any subsidiary for all or any portion of our common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of our common stock that exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which we refer to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate shall be increased by dividing:

•	each fixed settlement rate immediately prior to the close of business on the date of the expiration time by

•	a fraction (A) the numerator of which shall be equal to (x) the product of (I) the current market price on the date of the expiration time and (II) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (y) the amount of cash plus the fair market value of the aggregate consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender offer or exchange offer, of purchased shares), and (B) the denominator of which shall be equal to the product of (x) the current market price on the date of the expiration time and (y) the result of (I) the number of shares of our common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (II) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “purchased shares”).

The “current market price” per share of our common stock or any other security on any day means the average of the daily closing prices for the 20 consecutive trading days preceding the earlier of the day preceding the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

Reorganization Events.  Except as otherwise contemplated under “— Early Settlement upon a Fundamental Change” above, the following events are defined as “reorganization events”:

•	any consolidation or merger of Archer-Daniels-Midland Company with or into another person or of another person with or into ADM; or

•	any sale, transfer, lease or conveyance to another person of the property of ADM as an entirety or substantially as an entirety; or

•	any statutory share exchange of ADM with another person (other than in connection with a merger or acquisition); or

•	any liquidation, dissolution or termination of ADM (other than as a result of or after the occurrence of a termination event described below under “— Termination”).

Upon a reorganization event, each Equity Unit shall thereafter, in lieu of a variable number of shares of our common stock, be settled by delivery of exchange property units. An “exchange property unit” represents the right to receive the kind and amount of securities, cash and other property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person to the extent such reorganization event provides for different treatment of common stock held by our affiliates and non-affiliates. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units would have been entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election.

In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires our assets shall execute and deliver to the transfer agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this “— Anti-dilution Adjustments” section. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

Holders have the right to settle their obligations under the Equity Units early in the event of certain fundamental changes as described above under “— Early Settlement Upon a Fundamental Change.”

You may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the settlement rate is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. Thus, under certain circumstances, an increase in (or a failure to decrease) the settlement rate might give rise to a taxable dividend to you even though you will not receive any cash in connection with the increase in (or failure to decrease) the settlement rate. In addition, non-U.S. holders of Equity Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “Material U.S. Federal Income Tax Consequences — U.S. Holders — Purchase Contracts — Adjustment to the Settlement Rate” and “— Non-U.S. Holders — Dividends.”

In addition, we may increase the settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

Adjustments to the settlement rate will be calculated to the nearest ten thousandth of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. If any adjustment is not required to be made because it would not change the settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment, provided that effect shall be given to an anti-dilution adjustments not later than the applicable settlement date for an Equity Unit.

No adjustment to the settlement rate need be made if holders may participate in the transaction that would otherwise give rise to an adjustment, so long as the distributed assets or securities the holders would receive upon settlement of the Equity Units, if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following settlement of the Equity Units.

The fixed settlement rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid dividends.

We will be required, as soon as practicable after the fixed settlement rate is adjusted, to provide written notice of the adjustment to the holders of Equity Units.

If an adjustment is made to the fixed settlement rate, an adjustment also will be made to the applicable market value solely to determine which of the clauses of the definition of settlement rate will be applicable on the purchase contract settlement date or any fundamental change early settlement date.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments) will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to ADM.

Upon any termination, the collateral agent will release the related interests in the debentures, applicable ownership interests in the Treasury portfolio, or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the debentures, applicable ownership interests in the Treasury portfolio, or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any Treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder. Upon any termination, however, such release and distribution may be subject to a delay. In the event that ADM becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. We expect any such delay to be limited. Moreover, claims arising out of the debentures will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although we do not believe such an argument would prevail, following the termination of the purchase contracts, a party in interest in the bankruptcy proceeding might argue that the holders of debentures should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

Pledged Securities and Pledge

The undivided beneficial ownership interests in the debentures, or, following a special event redemption or a successful optional remarketing, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to such pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•	in the case of Corporate Units, to substitute a Treasury security for the related debenture or the applicable ownership interests in the Treasury portfolio, as the case may be, as provided under “Description of the Equity Units — Creating Treasury Units by Substituting a Treasury Security for a Debenture”;

•	in the case of Treasury Units, to substitute a debenture, or the applicable ownership interests in the Treasury portfolio, as the case may be, for the related Treasury security, as provided under “Description of the Equity Units — Recreating Corporate Units”; and

•	upon early settlement, cash settlement or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the debentures as a component of the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related debentures (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the debentures as a component of the Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement — General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date preceding the date of such distribution.

CERTAIN PROVISIONS OF
THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

This summary summarizes some of the other provisions of the purchase contract and pledge agreement. This summary should be read together with the purchase contract and pledge agreement, a form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

Except as described under “— Book-Entry System” below, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units and Treasury Units will be registrable at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units or Treasury Units do not remain in book-entry form, we have the option to make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code; see “Description of the Purchase Contracts — Termination”) at the office of the purchase contract agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.

If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us and the purchase contract agent, and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events; and

•	to cure any ambiguity, to correct or supplement any provisions that may be inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units, provided that any amendment made solely to conform the provisions of the purchase contract and pledge agreement to the description of the Equity Units and the purchase contracts contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions preventing us and the purchase contract agent, and the collateral agent, subject to certain limited exceptions, from modifying the terms of the purchase contracts and the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	change any payment date;

•	impair the right to institute suit for the enforcement of a purchase contract;

•	except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or the right to early settlement or fundamental change early settlement or otherwise adversely affect the holder’s rights under a purchase contract in any material respect;

•	change the amount or type of collateral required to be pledged to secure a holder’s obligations under the purchase contract, impair the right of the holder of any purchase contract to receive distributions on such collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•	reduce any contract adjustment payments or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•	reduce the above stated percentage of outstanding purchase contracts whose holders’ consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement, provided that if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected voting group of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such voting group or, if referred to in the five bullets above, all of the holders of such voting group.

No Consent to Assumption

Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us, our receiver, liquidator or trustee in the event that ADM becomes the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety

We will covenant in the purchase contract and pledge agreement that we will not merge or consolidate with any entity or sell, convey, transfer, or otherwise dispose of all or substantially all of our assets unless:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the purchase contracts, the purchase contract and pledge agreement, the remarketing agreement and the indenture (including any supplement thereto), including the payment of all amounts due on the debentures and performance of the covenants in the indenture (including any supplement thereto), by one or more supplemental agreements in form reasonably satisfactory to the purchase contract agent and the collateral agent; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture (including any supplement thereto) exists and we are not, or such successor entity is not, in default of payment obligations under the purchase contracts, the purchase contract and pledge agreement or the remarketing agreement or in material default in the performance of any other obligations thereunder.

In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contract and pledge agreement as us and we shall be relieved of any further obligation under the purchase contract and pledge agreement and under the Corporate Units and Treasury Units.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment, settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any fundamental change early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following any of these dates, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

The Bank of New York will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Information Concerning the Collateral Agent

The Bank of New York will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Since The Bank of New York is serving as both the collateral agent and the purchase contract agent, if an event of default occurs under the purchase contract and pledge agreement, The Bank of New York will resign as the collateral agent but remain as the purchase contract agent. We will then select a new collateral agent in accordance with the terms of the purchase contract and pledge agreement.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses related to (1) the retention of the collateral agent and (2) the enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses.

Book-Entry System

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a

“clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the Financial Industry Regulatory Authority. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

We will issue the Corporate Units and Treasury Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units or Treasury Units upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Corporate Units or Treasury Units. If we determine at any time that the Corporate Units or Treasury Units shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw this beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Corporate Unit or Treasury Unit, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit or Treasury Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related debentures, Treasury securities and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date, or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE DEBENTURES

The following description is a summary of the terms of our debentures. The descriptions in this prospectus supplement and the accompanying prospectus contain a description of certain terms of the debentures and the indenture but do not purport to be complete, and reference is hereby made to the indenture and the first supplemental indenture, which are or will be filed as an exhibit or incorporated by reference into the registration statement. The following description of the particular terms of the debentures supplements the description of the general terms and provisions of the “debt securities” set forth in the accompanying prospectus. References to “we,” “us” and “our” in this section are only to ADM and not to its subsidiaries.

General

We will issue the debentures under an indenture dated as of September 20, 2006, between us and The Bank of New York (successor to JPMorgan Chase Bank, N.A.), as trustee. We refer to the indenture, as amended and supplemented by the first supplemental indenture, as the indenture.

The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the debentures, issue debentures having the same terms (except for the issue date, the public offering price and, if applicable, the date from which interest accrues and the first interest payment date) and ranking equally and ratably with the debentures. Any additional debt securities having such similar terms, together with the debentures offered hereby, will constitute a single series of securities under the indenture.

The debentures initially will be issued in an aggregate principal amount of $1,750,000,000 ($2,000,000,000 if the underwriters exercise their over-allotment option in full).

The trustee will initially be the security registrar and the paying agent for the debentures. The debentures will be issued in certificated form, without coupons, in denominations of $1,000 and integral multiples of $1,000; provided, however, that upon release by the collateral agent of debentures underlying the undivided beneficial ownership interests in the debentures pledged to secure the Corporate Unit holders’ obligations under the related purchase contracts (other than any release of the debentures in connection with the creation of Treasury Units, an early settlement with separate cash, an early settlement upon a fundamental change, or a remarketing, each as described under “Description of the Purchase Contracts”), the debentures will be issuable in denominations of $50 principal amount and integral multiples thereof. The debentures may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below. Payments on debentures issued as a global debenture will be made to the depositary or a successor depositary. Principal and interest with respect to certificated debentures will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of a like aggregate principal amount in denominations of $1,000 and integral multiples of $1,000 (unless debentures have previously been issued in denominations of $50 and integral multiples thereof, in which case debentures will be exchangeable for a like aggregate principal amount in denominations of $50 and integral multiples of $50), at the office or agency maintained by us for this purpose in The City of New York. We have initially designated the corporate trust office of the trustee as that office. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

Each Corporate Unit includes a 1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal amount debenture that corresponds to the stated amount of $50 per Corporate Unit.

The debentures will not be subject to a sinking fund provision and will not be subject to defeasance. The entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, on June 1, 2041, unless earlier redeemed by us. As described below under “— Put Option Upon Failed Final Remarketing,” holders will have the right to require us to purchase their debentures under certain circumstances.

Ranking

The debentures will be our senior unsecured obligations and will rank equal in right of payment to our other senior unsecured debt from time to time outstanding. The debentures will be effectively subordinated to all existing or future preferred stock and indebtedness, guarantees and other liabilities of our subsidiaries, including trade payables, and effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your right as a holder of our debentures will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors.

Interest

Each debenture will bear interest at the annual rate of     % from the original issuance date to the purchase contract settlement date payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing September 1, 2008. The interest rate on the debentures may be reset in connection with the remarketing as described below under “— Interest Rate Reset.” However, if there is not a successful remarketing of the debentures, the interest rate will not be reset and the debentures will continue to bear interest at the initial interest rate, all as described below under “— Interest Rate Reset.” Interest will be payable to the persons in whose names the debentures are registered at the close of business (whether or not a business day) on the 15th day of the month preceding the month in which the interest payment date falls. Following a successful remarketing, interest on the debentures will be payable on a semi-annual basis.

The amount of interest payable on the debentures for any period will be computed (1) for any full quarterly or semi-annual period, as applicable, on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly or semi-annual period, as applicable, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If an interest payment date falls on a date that is not a business day, then interest will be paid on the next day that is a business day and no interest on such payment will accrue for the period from and after such interest payment date.

Remarketing

The debentures may be remarketed prior to maturity on an optional remarketing date and, if no successful optional remarketing has occurred or, if we have not elected to conduct an optional remarketing, will be remarketed in a final remarketing, in each case as described under “Description of the Purchase Contracts — Remarketing.”

Optional Remarketing of Debentures that are Not Included in Corporate Units

On or before the second business day immediately preceding the first day of the optional remarketing period, if we have elected an optional remarketing, or, if no successful optional remarketing has occurred, the first day of the final remarketing period, holders of debentures that do not underlie Corporate Units may elect to have their debentures remarketed in the same manner as debentures that underlie Corporate Units by delivering their debentures along with a notice of this election to the custodial agent. The custodial agent will hold the debentures in an account separate from the collateral account in which the pledged securities will be held. Holders of debentures electing to have their debentures remarketed will also have the right to withdraw the election on or before the second business day immediately preceding the first day of the optional remarketing period, if we have elected an optional remarketing, or, if no successful optional remarketing has occurred, the first day of the final remarketing period.

Modification of the Terms of the Debentures in Connection with a Successful Remarketing

In connection with any successful remarketing, we, in consultation with the remarketing agent and without the consent of any holders of debentures, may elect to modify the terms of the debentures, effective on and after the remarketing settlement date, in order to:

•	adjust the ranking of the debentures;

•	change the method of calculating interest payments on the debentures from a fixed rate of interest to a floating rate of interest;

•	change the stated maturity of the debentures from June 1, 2041 to any earlier date, provided that the debentures shall not mature prior to June 1, 2013; and/or

•	extend the earliest redemption date on which we may call the debentures for redemption from June 1, 2013 to a later date or to eliminate the redemption provisions of the debentures altogether.

Interest Rate Reset

In the case of a successful optional remarketing, the interest rate on the debentures may be reset on the date of a successful optional remarketing and the reset rate will become effective on the remarketing settlement date, which will be, in the case of an optional remarketing occurring during the two-week period ending February 24, 2011, March 1, 2011, or, in the case of an optional remarketing occurring during the two-week period ending April 12, 2011, the third business day immediately following such successful optional remarketing date. In the case of a final remarketing, the interest rate on the debentures will be reset on the date of a successful final remarketing and the reset rate will become effective on the purchase contract settlement date. If either reset occurs, the reset rate will be the interest rate determined by the remarketing agent as the rate the debentures should bear in order for the aggregate principal amount of debentures remarketed to have an aggregate market value on the remarketing date of at least 100% of the Treasury portfolio purchase price plus the separate debentures purchase price, if any, in the case of an optional remarketing (and including accrued and unpaid interest, in the case of an optional remarketing during the two-week period ending April 12, 2011 (assuming no reset of the interest rate) to the remarketing settlement date), or the aggregate principal amount of such debentures, in the case of a final remarketing. The reset rate may be higher or lower than the initial interest rate of the debentures depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on the debentures will be payable on a semi-annual basis.

If the debentures are not successfully remarketed, the interest rate will not be reset and the debentures will continue to bear interest at the initial annual interest rate of     %.

The remarketing agent is not obligated to purchase any debentures that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of us or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of debentures for remarketing.

Put Option Upon Failed Final Remarketing

If the debentures have not been successfully remarketed on or prior to the third business day immediately preceding the purchase contract settlement date, holders of debentures will have the right to require us to purchase their debentures on the purchase contract settlement date, upon at least two business days’ prior notice, at a price equal to the principal amount of such debentures. Holders of debentures that underlie Corporate Units will be deemed to have exercised such put right as described under “Description of the Purchase Contracts — Remarketing,” unless they settle the related purchase contracts with separate cash.

Optional Redemption — Special Event

If a special event, as defined below, occurs and is continuing prior to the earlier of (1) the date of a successful remarketing and (2) the purchase contract settlement date, we may redeem, at our option on any interest payment date, the debentures in whole, but not in part, at a price equal to, for each debenture, the redemption amount, as defined below, plus accrued and unpaid interest thereon, which we refer collectively to as the redemption price, to the date of redemption, which we refer to as the “special event redemption date.” The redemption price payable in respect of all debentures included in Corporate Units will be distributed to the collateral agent, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the Treasury portfolio on behalf of the holders of the Corporate Units and remit the remaining portion (net of fees and expenses, if any), if any, of such redemption price to the purchase contract agent for payment to the holders of the Corporate Units. Thereafter, the applicable ownership interests in the Treasury portfolio will be substituted for the debentures and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations to purchase shares of our common stock under the related purchase contracts. Holders of debentures that are not part of Corporate Units will directly receive proceeds from the redemption of the debentures.

“Special event” means either a tax event or an accounting event, each as defined below.

“Accounting event” means the receipt by the audit committee of our Board of Directors of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50 — Reports on the Application of Accounting Principles,” from our independent auditors, provided at the request of management, to the effect that, as a result of a change in accounting rules after the date of original issuance of the debentures, we must either (a) account for the purchase contracts as derivatives under SFAS 133 (or otherwise mark-to-market or measure the fair value of all or any portion of the purchase contracts with changes appearing in our income statement) or (b) account for the Equity Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the debentures.

“Tax event” means the receipt by us of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the debentures, there is more than an insubstantial increase in the risk that interest payable by us on the debentures is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes.

“Redemption amount” means, for each debenture, the product of the principal amount of such debenture and a fraction, the numerator of which is the Treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below; provided that in no event shall the redemption amount for any debenture be less than the principal amount of such debenture.

“Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent, as defined below, between 9:00 a.m. and 4:00 p.m., New York City time on the third business day immediately preceding the special event redemption date for the purchase of the Treasury portfolio described below for settlement on the special event redemption date.

“Applicable principal amount” means the aggregate principal amount of the debentures that are part of the Corporate Units on the special event redemption date.

“Treasury portfolio” means a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 31, 2011 in an aggregate amount at maturity equal to the applicable principal amount and with respect to each scheduled interest payment date on the debentures that occurs after the special event redemption date, to and including the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the applicable principal amount of the debentures on such date.

“Quotation agent” means any primary U.S. government securities dealer selected by us.

Redemption at Our Option

The debentures will be redeemable at our option, in whole but not in part, on a date not earlier than June 1, 2013. The redemption price will be the principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the debentures. We may at any time irrevocably waive our right to redeem the debentures for any specified period (including the remaining term of the debentures).

We may not redeem the debentures if the debentures have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding debentures for all interest periods terminating on or prior to the redemption date.

In the event of a final failed remarketing, the debentures provide that we may apply the principal amount of the debentures against your obligations under the stock purchase contracts. This remedy has the effect similar to an automatic redemption of the debentures, but we do not have to give you prior notice or follow any of the other redemption procedures.

Redemption Procedures

We will mail, or will cause the trustee to mail notice of every redemption notice by first class mail, postage prepaid, addressed to the holders of record of the debentures to be redeemed at their respective last addresses appearing on our books. Such mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing of such notice, to any holder of debentures designated for redemption will not affect the redemption of any other debentures. In addition, we will notify the collateral agent if a special event has occurred and if we elect to redeem the debentures on the redemption date.

Any debentures to be redeemed pursuant to the notice will, on the date fixed for redemption, become due and payable at the redemption price. From and after such date such debentures will cease to bear interest. Upon surrender of any such debentures for redemption in accordance with said notice, such debentures will be paid by us at the redemption price, subject to certain conditions. If any debentures called for redemption are not so paid upon surrender thereof for redemption, the redemption price will, until paid, bear interest from the redemption date at the rate prescribed therefor in the debentures.

Covenants Contained in the Indenture

The covenants contained in the indenture, including, among others, those that restrict our ability to (1) incur secured funded debt, (2) engage in sale and leaseback transactions and (3) engage in mergers and sell our assets, will apply to the debentures. See “Description of Debt Securities— Covenants Contained in the Indenture” in the accompanying prospectus.

Events of Default

In addition to the events of default described in the accompanying prospectus under “Description of Debt Securities — Events of Default,” it shall be an event of default under the debentures if we fail on the date payment is due to pay the put price of any debentures following the exercise of the put right by any holder of debentures, unless the debentures are a component of Corporate Units, in which case our obligation to pay the portion of the put price owing in respect of the principal of the debentures so put will be netted against such holder’s obligations to pay the purchase price under the related purchase contract on the purchase contract settlement date in full satisfaction of such holder’s obligations under the purchase contracts.

Defeasance

The defeasance provisions of the indenture will not apply to the debentures.

Governing Law

The indenture and the debentures will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

Debentures that are released from the pledge following substitution of collateral, early settlement, fundamental change early settlement, successful remarketing or cash settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described in “Description of Debt Securities — Global Securities” in the accompanying prospectus or except upon recreation of Corporate Units, debentures represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, debentures in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee. See “Description of Debt Securities — Global Securities” in the accompanying prospectus.

Agreement by Purchasers of Certain Tax Treatment

Each debenture will provide that, by acceptance of the debenture or a beneficial interest therein, you intend that the debenture constitutes debt and you agree to treat it as debt for United States federal, state and local tax purposes. See “Material U.S. Federal Income Tax Consequences.”

About the Trustee

The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) is the trustee under the indenture and will be the principal paying agent and registrar for the debentures. The Bank of New York will also act as collateral agent, custodial agent and securities intermediary in connection with the Equity Units. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York or its affiliates. See “Description of the Equity Units” in this prospectus supplement and “Description of Debt Securities — Information Concerning the Trustee” in the accompanying prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. holders (as defined below) of the purchase, ownership and disposition of the Equity Units, the ownership interests in the debentures, applicable ownership interests in the Treasury portfolio, Treasury securities and purchase contracts that are or may be the components of an Equity Unit, and shares of our Common Stock acquired under the purchase contracts. This summary applies only to initial holders who acquire Equity Units at the “issue price,” (which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Equity Units is sold for money), and who hold the Equity Units, ownership interests in the debentures, applicable ownership interests in the Treasury portfolio, Treasury securities, purchase contracts and shares of our Common Stock as capital assets. As used herein, the term “U.S. holder” means an owner of Equity Units that, for U.S. federal income tax purposes, is:

•	An individual who is a citizen or resident of the United States;

•	A corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (A) a U.S. court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Internal Revenue Code of 1986, as amended (the “Code”)) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.

A non-U.S. holder is a holder that is an individual, corporation, estate or trust that is not a U.S. holder.

If a partnership holds Equity Units, ownership interests in the debentures, applicable ownership interests in the Treasury portfolio, Treasury securities, purchase contracts or shares of our Common Stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding any of the above instruments should consult their tax advisors.

The U.S. federal income tax treatment of holders varies depending on their particular situations, and this summary does not address all of the U.S. federal income tax considerations that may be applicable to those particular situations. Also, this summary does not deal with special classes of holders. For example, this summary does not address:

•	tax consequences to U.S. holders who may be subject to special tax treatment, such as certain financial institutions, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors and U.S. holders whose functional currency is not the U.S. dollar;

•	tax consequences to U.S. holders who hold Equity Units, ownership interests in the debentures, applicable ownership interests in the Treasury portfolio, Treasury securities, purchase contracts or shares of our Common Stock as part of a straddle, hedge, conversion transaction or other integrated transaction for U.S. federal income tax purposes;

•	tax consequences to non-U.S. holders that are: (i) engaged in the conduct of a trade or business in the United States; (ii) controlled foreign corporations or (iii) passive foreign investment companies;

•	tax consequences to a non-U.S. holder that actually or constructively owns 10% or more of the total combined voting power of all classes of our stock;

•	alternative minimum tax, gift tax or estate tax consequences, if any; or

•	any state, local or foreign tax consequences.

This summary is based upon the Code, Treasury regulations (including proposed Treasury regulations) issued thereunder, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change. Any such change may be applied retroactively in a manner that could cause the tax consequences to vary materially from the consequences described below.

The IRS has issued a ruling addressing certain aspects of instruments substantially similar to the Equity Units. In the ruling, the IRS concluded that the notes issued as part of a unit with a purchase contract were debt for U.S. federal income tax purposes. However, notwithstanding the ruling, there is no assurance that the IRS or a court will agree with the tax consequences described below. U.S. holders should consult their own tax advisors with respect to the tax consequences to them of purchasing, owning and disposing of the debentures, Treasury portfolio, Treasury securities and purchase contracts that are or may be the components of an Equity Unit and shares of our Common Stock, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

U.S. HOLDERS

Ownership of Interests in the Debentures, Treasury Securities or Treasury Portfolio

Each U.S. holder will be treated as owning the ownership interests in the debentures, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of an Equity Unit for U.S. federal income tax purposes. We and, by acquiring Equity Units, each U.S. holder will be deemed to have agreed to treat the ownership interests in the debentures, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned by such U.S. holder for all tax purposes, and the remainder of this summary assumes such treatment.

Allocation of the Purchase Price

A U.S. holder’s acquisition of a Corporate Unit will be treated as an acquisition of an ownership interest in a debenture and the purchase contract constituting the Corporate Unit. The purchase price of each Corporate Unit will be allocated between the ownership interest in a debenture and the purchase contract in proportion to their respective fair market values at the time of purchase. This allocation will establish the U.S. holder’s initial tax basis in the ownership interest in a debenture and the purchase contract. We have determined that 100% of the issue price of a Corporate Unit is allocable to the ownership interest in a debenture and 0% is allocable to the purchase contract. By purchasing the Corporate Units, each U.S. holder will be deemed to have agreed to this allocation. This allocation is not binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price of a Corporate Unit will be respected for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of Equity Units

Upon a sale, exchange or other taxable disposition of an Equity Unit, a U.S. holder will be treated as having sold, exchanged or disposed of the purchase contract and the ownership interest in the debenture, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, that constitute the Corporate Unit or Treasury Unit. The proceeds realized on such disposition will be allocated between the purchase contract and the ownership interest in the debenture, applicable ownership interest in the Treasury portfolio or Treasury securities, in proportion to their respective fair market values at the time of disposition. A U.S. holder will generally recognize gain or loss equal to the difference between the portion of the proceeds allocable to the purchase contract and the ownership interest in the debenture, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, and such U.S. holder’s adjusted tax basis in the purchase contract, ownership interest in the debenture, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be. Subject to the discussion below under “— The Debentures — Possible Alternative Characterization,” gain or loss from the sale of Equity Units will generally be capital gain or loss (less any portion allocable to accrued but unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes), and such gain or loss will generally be long-term capital gain or loss if the U.S. holder held the Equity Units for more than one year at the time of such disposition. Under current U.S. federal income tax law (presently effective for tax years beginning before 2011), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitation. However, to the extent a U.S. holder is treated as receiving an amount with respect to accrued acquisition discount, as described below under “— The Treasury Portfolio — Interest Income, Original Issue Discount and Acquisition Discount,” attributable to the applicable ownership interest in the Treasury portfolio or Treasury securities, such amounts will be treated as ordinary income to the extent not previously included in income.

If the disposition of an Equity Unit occurs when the purchase contract has a negative value, a U.S. holder should be considered to have received additional consideration for the ownership interest in the debenture, applicable ownership interest in the Treasury portfolio, or Treasury securities in an amount equal to such negative value and to have paid such amount to be released from such U.S. holder’s obligation under the purchase contract. U.S. holders should consult their tax advisors regarding a disposition of Equity Units at a time when the purchase contract has negative value.

The Debentures

Interest Income

The treatment of an ownership interest in a debenture is not clear, as described below under “— Possible Alternative Characterization.” We, and by acquiring Corporate Units, each U.S. holder will be deemed to have agreed to treat the debentures as indebtedness that is not subject to the contingent payment debt regulations for U.S. federal income tax purposes. We intend to take the position that a U.S. holder will be required to include such holder’s allocable share of the stated interest on the debentures in gross income at the time the interest is paid or accrued in accordance with such holder’s regular method of tax accounting. The following discussion assumes such treatment applies with respect to the debentures.

Sale, Exchange or Other Taxable Disposition of Ownership Interests in the Debentures

Upon the sale, exchange or other taxable disposition of ownership interests in the debentures (including the remarketing of the debentures or a special event redemption), a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between the amount realized by such U.S. holder (which does not include amounts equal to any accrued and unpaid interest, which will be taxable as interest to the extent not previously included in gross income) and such U.S. holder’s tax basis in the ownership interests in the debentures. A U.S. holder’s tax basis in the ownership interests in the debentures will equal the portion of the purchase price of the Corporate Units allocated to the ownership interests in the debentures. Capital gain or loss will be long-term capital gain or loss if at the time of the sale, exchange or other taxable disposition, the ownership interest in the debenture has been held for more than one year. Under current U.S. federal income tax law (presently effective for tax years beginning before 2011), certain non-corporate U.S. holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Possible Alternative Characterization

Because of certain features relating to the remarketing and reset of the debentures, it is possible that the IRS could treat the debentures as “contingent payment debt instruments.” Under that treatment (1) regardless of a U.S. holder’s regular method of tax accounting, such U.S. holder would be required to accrue interest income with respect to the debentures on a constant yield basis at an assumed yield; (2) interest income that accrues at such assumed yield might exceed stated interest payments actually received; and (3) any gain and all or a portion of any loss on the sale, exchange or other taxable disposition of ownership interests in the debentures generally would be ordinary rather than capital in nature. U.S. holders should consult their own tax advisors regarding the treatment of the debentures, including the possible application of the contingent payment debt rules. We and, by acquiring Corporate Units, each U.S. holder will be deemed to have agreed not to treat the debentures as contingent payment debt instruments, and the remainder of this summary assumes that the contingent payment debt rules do not apply to the debentures.

Purchase Contracts

Acquisition of Common Stock under a Purchase Contract

A U.S. holder generally will not recognize gain or loss on the purchase of shares of our Common Stock under a purchase contract, except with respect to any cash paid to a U.S. holder instead of a fractional share of our Common Stock, which should be treated as paid in exchange for such fractional share. A U.S. holder’s aggregate initial tax basis in the shares of Common Stock received under a purchase contract should generally equal the purchase price paid for such shares of Common Stock, plus the properly allocable portion of such U.S. holder’s adjusted tax basis in the purchase contract (see “— Allocation of the Purchase Price”), less the portion of such purchase price allocable to any fractional share. The holding period for shares of our Common Stock received under a purchase contract will commence on the day following the acquisition of such shares of Common Stock.

Early Settlement of a Purchase Contract

A U.S. holder will not recognize gain or loss on the receipt of the U.S. holder’s ownership interest in the debentures, Treasury securities or the Treasury portfolio upon early settlement of a purchase contract, and such holder’s tax basis in, and holding period for, the ownership interest in debentures, Treasury securities or the Treasury portfolio will not be affected by the early settlement.

Termination of a Purchase Contract; Disposition of Treasury Securities

If a purchase contract terminates, a U.S. holder will recognize a loss equal to such U.S. holder’s adjusted tax basis (if any) in the purchase contract at the time of the termination. In general, the loss will be capital loss and will be long-term capital loss if the U.S. holder held such purchase contract for more than one year at the time of such termination. The deductibility of capital losses is subject to limitations. In addition, in the event that the purchase contract agent sells a U.S. holder’s portion of a Treasury security, such U.S. holder will generally recognize gain or loss equal to the difference between the amounts of cash received for such holder’s portion of such Treasury securities and such holder’s adjusted tax basis in such portion of such Treasury security. See “— Sale, Exchange or Other Taxable Disposition of Equity Units,” above, for a discussion regarding the character of any such gain or loss. A U.S. holder will not recognize gain or loss on the receipt of such U.S. holder’s ownership interest in the debentures, Treasury securities or the Treasury portfolio upon termination of the purchase contract, and such U.S. holder will have the same adjusted tax basis and holding period in the debentures, Treasury securities or the Treasury portfolio as before such termination.

Adjustment to the Settlement Rate

A U.S. holder might be treated as receiving a constructive distribution from us if (1) the settlement rate is adjusted (or fails to be adjusted) and as a result of that adjustment (or failure to adjust) such U.S. holder’s proportionate interest in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to our Common Stock. Thus, under certain circumstances, an adjustment to (or a failure to adjust) the settlement rate might give rise to a taxable dividend to a U.S. holder even though such U.S. holder would not receive any cash.

Contract Adjustment Payments

There is no direct authority under current law that addresses the treatment of the contract adjustment payments, and their treatment is, therefore, unclear. We intend to report the contract adjustment payments as ordinary income to U.S. holders. Under this treatment, U.S. holders should include the contract adjustment payments in income when received or accrued, in accordance with their regular method of tax accounting. This discussion assumes the contract adjustment payments are so treated. However, other treatments are possible. U.S. holders should consult their tax advisors concerning the treatment of the contract adjustment payments.

Common Stock Acquired under a Purchase Contract

Distributions on Common Stock

Any distribution on shares of our Common Stock paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. holder when received. Any such dividend will be eligible for the dividends received deduction if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction. For tax years beginning before 2011, individuals who receive dividends are eligible for a reduced rate of taxation if certain holding period and other requirements are satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

Upon a sale, exchange or other taxable disposition of shares of our common stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in shares of our common stock (see “— Purchase Contracts — Acquisition of Common Stock under a Purchase Contract”). Such capital gain or loss will be long-term capital gain or loss if the U.S. holder held the shares for more than one year at the time of the disposition. Under current U.S. federal income tax law (presently effective for tax years beginning before 2011), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.

The Treasury Portfolio

Interest Income, Original Issue Discount and Acquisition Discount

Following a special event redemption, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, a U.S. holder will be required to recognize ordinary income to the extent of such holder’s pro rata portion of the interest paid with respect to such Treasury securities.

In addition, each U.S. holder will be required to treat such holder’s pro rata portion of each Treasury strip in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant Treasury strip and that has original issue discount (or, in the case of short-term Treasury securities, acquisition discount, each as defined below) equal to such holder’s pro rata portion of the excess, if any, of the amounts payable on such Treasury strip over such holder’s pro rata portion of the purchase price of the Treasury strip acquired on behalf of holders of Corporate Units. Whether a U.S. holder is on the cash or accrual method of tax accounting, if such original issue discount exists, such holder will be required to include it (but not acquisition discount on short-term Treasury securities, as defined below) in gross income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis. The actual cash payments on the Treasury strips, however, will not be taxable.

In the case of any Treasury security with a maturity of one year or less from the date of its issue (a “short-term Treasury security”), if a U.S. holder is an accrual method taxpayer, in general, such holder will be required to include the excess of the amount payable at maturity with respect to such Treasury security over such holder’s U.S. federal income tax basis in the short-term Treasury security (“acquisition discount”) in gross income as it accrues. Unless such U.S. holder elects to accrue the acquisition discount on a short-term security on a constant yield to maturity basis, such acquisition discount will be accrued on a straight-line basis. If a U.S. holder is a cash method taxpayer, such holder will be required to recognize the acquisition discount as ordinary income upon payment on the short-term Treasury securities. A U.S. holder that obtains the release of its applicable ownership interest in the Treasury portfolio and subsequently disposes of such interest will recognize ordinary income on such disposition to the extent of any gain realized on any short-term Treasury security that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury security not previously included in income.

Tax Basis of the Applicable Ownership Interest in the Treasury Portfolio

A U.S. holder’s initial tax basis in such U.S. holder’s applicable ownership interest in the Treasury portfolio will equal such U.S. holder’s proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A U.S. holder’s adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of original issue discount or acquisition discount included in gross income with respect thereto and decreased by the amount of cash received with respect to original issue discount or acquisition discount in the Treasury portfolio.

Treasury Units

Substitution of Treasury Securities to Create Treasury Units

A U.S. holder of Corporate Units who delivers Treasury securities to the collateral agent in substitution for debentures or other pledged securities generally will not recognize gain or loss upon the delivery of such Treasury securities or the release of the debentures or other pledged securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such holder with respect to such Treasury securities and debentures or applicable ownership interests in the Treasury portfolio, and the holder’s tax basis in, and holding period for, the debentures or the applicable ownership interests in the Treasury portfolio and the purchase contracts will not be affected by the delivery and release. U.S. holders should consult their tax advisors regarding the tax consequences of purchasing, owning and disposing of the Treasury securities so delivered to the collateral agent.

Substitution of the Debentures or the Applicable Ownership Interests in the Treasury Portfolio to Recreate Corporate Units

A U.S. holder of Treasury Units who delivers debentures or the applicable ownership interests in the Treasury portfolio to the collateral agent in substitution for pledged Treasury securities generally will not recognize gain or loss upon the delivery of such debentures or the applicable ownership interests in the Treasury portfolio or the release of the pledged Treasury securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such holder with respect to such pledged Treasury securities and such debentures or the applicable ownership interests in the Treasury portfolio. Such U.S. holder’s adjusted tax basis in the debentures or the applicable ownership interests in the Treasury portfolio, the pledged Treasury securities and the purchase contract will not be affected by such delivery and release.

Information Reporting and Backup Withholding

Unless a U.S. holder is an exempt recipient such as a corporation, payments under the Equity Units, ownership interests in the debentures, purchase contracts, applicable ownership interests in the Treasury portfolio, Treasury securities or shares of common stock, the proceeds received with respect to a fractional share of common stock upon the settlement of a purchase contract, and the proceeds received from the sale of the Equity Units, ownership interests in the debentures, purchase contracts, applicable ownership interests in the Treasury portfolio, Treasury securities or shares of common stock, may be subject to information reporting. In addition, such amounts may be subject to U.S. federal backup withholding at the applicable rate if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

NON-U.S. HOLDERS

Payments of Principal and Interest on the Debentures, Treasury Securities, and the Applicable Ownership Interest in the Treasury Portfolio

No U.S. withholding tax will be imposed on any payment of principal or interest (including any original issue discount or acquisition discount) on the debentures, Treasury securities or applicable ownership interest in the Treasury portfolio, provided that the non-U.S. holder provides a properly executed IRS Form W-8BEN (or successor form).

Dividends

Dividends received by a non-U.S. holder on shares of our common stock generally will be subject to U.S. withholding tax at a 30% rate. In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding (or a complete exemption from withholding) pursuant to an applicable income tax treaty. In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN (or successor form). As discussed above, an adjustment (or failure to adjust) to the settlement rate may result in a constructive distribution that is treated as a taxable constructive dividend to the holder of Equity Units (see “U.S. Holders — Purchase Contracts — Adjustment to the Settlement Rate”). If we determine that any such adjustment (or failure to adjust) results in a constructive dividend to a non-U.S. holder of Equity Units, we may withhold on amounts otherwise paid to the non-U.S. holder in order to pay the proper U.S. withholding tax on such constructive dividend.

Contract Adjustment Payments

We intend to treat any contract adjustment payments paid to a non-U.S. holder as amounts generally subject to U.S. withholding tax at a 30% rate. In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding (or a complete exemption from withholding) pursuant to an applicable income tax treaty. In order to claim any benefits of an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN (or successor form). Prospective investors should consult their own tax advisors concerning contract adjustment payments including the possibility that any contract adjustment payment may be treated as a loan, purchase price adjustment, rebate, or payment analogous to an option premium.

Sale, Exchange, or Other Taxable Disposition of Equity Units, Debentures, Purchase Contracts, Treasury Securities, Applicable Ownership Interest in the Treasury Portfolio or Shares of Common Stock

Any gain recognized by a non-U.S. holder upon the sale, exchange, or other taxable disposition of Equity Units, debentures, purchase contracts, Treasury securities, applicable ownership interest in the Treasury portfolio, or shares of our common stock generally will not be subject to U.S. federal income tax, unless (1) the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met or (2) in the case of purchase contracts or shares of our Common Stock, such purchase contracts or shares of our Common Stock are considered “United States real property interests” for U.S. federal income tax purposes.

Purchase contracts or shares of our common stock generally will be treated as United States real property interests if we are (or, during a specified period, have been) a “United States real property holding corporation” for U.S. federal income tax purposes. We believe that we have not been and are not currently a United States real property holding corporation, and we do not expect to become one in the future based on anticipated business operations.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest or dividends paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable treaty.

In general, no backup withholding will be required with respect to payments made by us on the Equity Units, debentures, Treasury securities, applicable ownership interest in the Treasury portfolio or shares of our common stock if the non-U.S. holder has provided us with a properly executed IRS Form W-8BEN (or successor form) and we do not have actual knowledge or reason to know that the non-U.S. holder is a United States person. In addition, no information reporting or backup withholding will be required with respect to proceeds from a disposition of Equity Units, debentures, Treasury securities, applicable ownership interest in the Treasury portfolio, or shares of our common stock (even if the disposition is considered to be effected within the United States or through a U.S. financial intermediary) if the payor receives a properly executed

IRS Form W-8BEN (or successor form) and does not have actual knowledge or reason to know that the non-U.S. holder is a United States person, or if the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

UNDERWRITING

Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Equity Units set forth opposite the underwriter’s name.

Number of
Name	Equity Units

Citigroup Global Markets Inc.	$
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Deutsche Bank Securities Inc.

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the Equity Units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Equity Units if they purchase any of the Equity Units.

The underwriters propose to offer some of the Equity Units directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Equity Units to dealers at the public offering price less a concession not to exceed     % of the stated amount of the Equity Units. The underwriters may allow, and dealers may reallow, a concession not to exceed     % of the stated amount of the Equity Units on sales to other dealers. After the initial offering of the Equity Units to the public, the representatives may change the public offering price and concessions.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate 5,000,000 additional Equity Units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a stated amount of additional Equity Units approximately proportionate to that underwriter’s initial purchase commitment.

The Equity Units are a new issue of securities with no established trading market. We will apply for listing of the Corporate Units on the New York Stock Exchange and we expect trading on the New York Stock Exchange to begin on or about June   , 2008. We have been advised by the underwriters that they intend to make a market in the Equity Units but they are not obligated to do so and may discontinue their market making at any time without notice. We can provide no assurance as to the liquidity of any trading market for the Equity Units.

We and certain of our directors and executive officers have agreed not to:

•	offer, pledge, sell, or contract to sell any of our common stock;

•	sell any option or contract to purchase any of our common stock;

•	purchase any option or contract to sell any of our common stock;

•	grant any option, right or warrant for the sale of any of our common stock;

•	lend or otherwise dispose of any of our common stock;

•	transfer any of our common stock or securities convertible into or exchangeable or exercisable for or repayable with our common stock; or

•	enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock whether any such swap or transaction is to be settled by delivery of our shares of common stock or other securities, in cash or otherwise,

for 60 days from the date of this prospectus supplement, without the written consent of the representatives, other than

•	the issuance by us of (1) the Equity Units, (2) common stock in connection with business acquisitions, (3) common stock upon exercise or conversion of outstanding convertible or exchangeable securities outstanding as of the date of this prospectus supplement, and (4) common stock or options pursuant to employee benefit plans; and

•	(1) sales by such executive officers and directors of common stock pursuant to the terms of planned sale arrangements implemented pursuant to Rule 10b5-1(c) under the Exchange Act existing on the date of this prospectus supplement, (2) gifts and transfers of common stock by such executive officers and directors to family members and trusts as long as the recipient agrees to be bound by the foregoing restrictions and (3) sales by such executive officers and directors of common stock in the aggregate not to exceed 3,500,000 shares of our common stock.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Equity Units.

Paid by Us
	No Exercise	Full Exercise

Per Equity Unit	$	$
Total	$	$

In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell Equity Units in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Equity Units in excess of the principal amount of Equity Units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of Equity Units made in an amount up to the principal amount represented by the underwriters’ over-allotment option. In determining the source of Equity Units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of Equity Units available for purchase in the open market as compared to the price at which they may purchase Equity Units through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Equity Units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of Equity Units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Equity Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Equity Units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of Equity Units in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. or J.P. Morgan Securities Inc. in covering syndicate short positions or making stabilizing purchases, repurchases Equity Units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Equity Units. They may also cause the price of the Equity Units to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering, net of underwriting discounts and commissions, will be approximately $      million. The underwriters have agreed to reimburse us for certain of these expenses.

The underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate Equity Units to underwriters for sale to their online brokerage account holders. The representatives will allocate Equity Units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, Equity Units may be sold by the underwriters to securities dealers who resell Equity Units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of Equity Units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the Equity Units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of Equity Units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the Equity Units have not authorized and do not authorize the making of any offer of Equity Units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Equity Units as contemplated in this prospectus. Accordingly, no purchaser of the Equity Units, other than the underwriters, is authorized to make any further offer of the Equity Units on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the Equity Units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Equity Units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Equity Units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the Equity Units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Equity Units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The Equity Units and the underlying shares of common stock and debentures have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to the Equity Units and the underlying shares of common stock and debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Norway

This prospectus supplement and the accompanying prospectus have not been approved or disapproved by, or registered with, the Oslo Stock Exchange, the Norwegian Financial Supervisory Authority (Kredittilsynet) nor the Norwegian Registry of Business Enterprises, and the Equity Units and the underlying shares of common stock and debentures are marketed and sold in Norway on a private placement basis and under other applicable exceptions from the offering prospectus requirements as provided for pursuant to the Norwegian Securities Trading Act.

Notice to Prospective Investors in Singapore

The offer or invitation which is the subject of this document is only allowed to be made to the persons set out herein. Moreover, this document is not a prospectus as defined in the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) and accordingly, statutory liability under the SFA in relation to the content of the document will not apply.

As this document has not been and will not be lodged with or registered as a document by the Monetary Authority of Singapore, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Equity Units and the underlying shares of common stock and debentures may not be circulated or distributed, nor may the Equity Units and the underlying shares of common stock and debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Equity Units and the underlying shares of common stock and debentures are subscribed or purchased under Section 275 of the SFA by a relevant person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Equity Units or the underlying shares of common stock or debentures under Section 275 of the SFA except:

(1) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(2) where no consideration is given for the transfer; or

(3) by operation of law.

By accepting this document, the recipient hereof represents and warrants that he is entitled to receive such report in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Equity Units will be passed upon for us by Faegre & Benson LLP, Minneapolis, Minnesota. Certain tax matters in connection with the offering of the Equity Units will be passed upon for us by McDermott Will & Emery LLP, Chicago, Illinois. Certain legal matters in connection with the offering of the Equity Units will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois.

PROSPECTUS

Archer-Daniels-Midland Company

Debt Securities and Warrants to Purchase Debt Securities
Common Stock and Warrants to Purchase Common Stock
Stock Purchase Contracts and Stock Purchase Units

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “ADM.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 27, 2008.

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
THE COMPANY	2
USE OF PROCEEDS	2
RATIO OF EARNINGS TO FIXED CHARGES	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF CAPITAL STOCK	16
DESCRIPTION OF WARRANTS	18
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	19
PLAN OF DISTRIBUTION	20
EXPERTS	20

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell debt securities, warrants to purchase debt securities, common stock, warrants to purchase common stock, stock purchase contracts or stock purchase units in one or more offerings. We may sell these securities either separately or in units.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission, or SEC, web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange and Chicago Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060, and for further information on obtaining copies of our public filings at the Chicago Stock Exchange, you should call (312) 663-2423.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference our Annual Report on Form 10-K for the year ended June 30, 2007 (which incorporates by reference certain portions of our definitive Notice and Proxy Statement for our Annual Meeting of Shareholders held on November 8, 2007), our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2007, December 31, 2007 and March 31, 2008, our Current Reports on Form 8-K filed with the SEC on July 2, 2007, November 30, 2007, December 11, 2007, February 7, 2008, and March 5, 2008, and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus. Notwithstanding the foregoing, unless specifically stated otherwise, none of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Secretary
Archer-Daniels-Midland Company
4666 Faries Parkway, Box 1470
Decatur, Illinois 62525
Phone: (217) 424-5200

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY

We are the world leader in BioEnergy and have a premier position in the agricultural processing value chain. We are one of the world’s largest processors of soybeans, corn, wheat and cocoa. We are a leading manufacturer of biodiesel, ethanol, soybean oil and meal, corn sweeteners, flour and other value-added food and feed ingredients.

We were incorporated in Delaware in 1923 as the successor to a business formed in 1902. Our executive offices are located at 4666 Faries Parkway, Box 1470, Decatur, Illinois 62525. Our telephone number is (217) 424-5200. We maintain an Internet web site at http://www.admworld.com.

When we refer to “our company,” “we,” “our” and “us” in this prospectus under the headings “The Company,” “Use of Proceeds” and “Ratios of Earnings to Fixed Charges,” we mean Archer-Daniels-Midland Company, its subsidiaries and their predecessors unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Archer-Daniels-Midland Company unless the context indicates otherwise.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including:

•	meeting our working capital requirements;

•	funding capital expenditures and possible acquisitions of, or investments in, businesses and assets; and

•	repaying indebtedness originally incurred for general corporate purposes.

Until we use the net proceeds, we will invest them in short-term or long-term marketable securities or use them to repay short-term borrowings.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is our consolidated ratio of earnings to fixed charges for each of the periods presented.

Fiscal Year Ended									Nine Months Ended
June 30,									March 31,
2003	2004		2005		2006		2007		2008

2.54x	2.60	x	4.75	x	5.23	x	6.71	x	5.30	x

The ratio of earnings to fixed charges is calculated as follows:
(earnings)
(fixed charges)

For purposes of calculating the ratios, earnings consist of:

•	pre-tax income from continuing operations before adjustment for minority interests in income from consolidated subsidiaries or income or loss from equity investees;

•	fixed charges;

•	amortization of capitalized interest;

•	distributed income of equity investees; and

•	our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

•	minus capitalized interest;

•	minus preference security dividend requirements of consolidated subsidiaries; and

•	minus the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

For purposes of calculating the ratios, fixed charges consist of:

•	interest expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses related to indebtedness;

•	an estimate of the interest portion of rental expense on operating leases; and

•	preference security dividend requirements of consolidated subsidiaries.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The debt securities will be issued under an indenture dated as of September 20, 2006 between us and The Bank of New York, as trustee. We have summarized certain terms and provisions of the indenture in this section. We have also filed the indenture as an exhibit to the registration statement. You should read the indenture for additional information before you buy any debt securities.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including definitions of certain terms used in the indenture. For example, in this section we use capitalized words to signify terms that have been specifically defined in the indenture. Some of the definitions are repeated herein, but for the rest you will need to read the indenture. We also include references in parentheses to certain sections of the indenture so that you can more easily locate these provisions. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the applicable prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement.

General

The debt securities will be our unsecured and unsubordinated obligations ranking on parity with all of our other unsecured and unsubordinated indebtedness.

The indenture does not limit the amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series. (Section 301). Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301). These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	any limit on the total principal amount of the debt securities of that series;

•	whether the debt securities will be issuable as registered securities, bearer securities or both;

•	whether any of the debt securities are to be issuable initially in temporary global form;

•	whether any of the debt securities are to be issuable in permanent global form;

•	the person to whom interest on the debt securities is payable, if such person is not the person in whose name the debt securities are registered;

•	the date or dates on which the debt securities will mature and our ability to extend such date or dates;

•	if the debt securities bear interest:

•	the interest rate or rates on the debt securities or the formula by which the interest rate or rates shall be determined;

•	the date or dates from which any interest will accrue;

•	any circumstances under which we may defer interest payments;

•	the record and interest payment dates for debt securities that are registered securities;

•	the extent to which, or the manner in which, any interest payable on a global security will be paid if other than in the manner described below under “Global Securities”; and

•	whether the interest rate or interest rate formula can be reset and, if so, the date or dates on which the interest rate or interest rate formula can be reset;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be presented for registration of transfer or exchange; and

•	notice and demands can be given to us relating to the debt securities and under the indenture;

•	the date, if any, after which and the price or prices (and other applicable terms and provisions) at which we may redeem the offered debt securities pursuant to any optional or mandatory redemption provisions that would permit or require us or the holders of the debt securities to redeem the debt securities prior to their final maturity;

•	any sinking fund or analogous provisions that would obligate us to redeem the debt securities, in whole or in part, before their final maturity;

•	the denominations in which any debt securities which are registered debt securities will be issuable, if other than denominations of $1,000 or multiples of $1,000;

•	the denominations in which any debt securities which are bearer securities will be issuable, if other than denominations of $5,000;

•	the currency or currencies of payment on the debt securities;

•	any index used to determine the amount of payments on the debt securities;

•	the portion of the principal payable upon acceleration of the debt securities following an event of default, if such portion is other than the principal amount of the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the indenture;

•	any additional covenants applicable to the debt securities and whether certain covenants can be waived;

•	whether the provisions described below under the heading “Defeasance” apply to the debt securities; and

•	any other terms and provisions of the debt securities not inconsistent with the terms and provisions of the indenture. (Section 301).

If the purchase price of any of the debt securities is denominated in a foreign currency or currencies, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, then the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies will be set forth in the applicable prospectus supplement.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101).

Denominations, Registration and Transfer

We may issue the debt securities as registered securities, bearer securities or both. We may issue debt securities in the form of one or more global securities, as described below under “Global Securities.” Unless we state otherwise in the applicable prospectus supplement, registered securities denominated in U.S. dollars will be issued only in denominations of $1,000 and multiples of $1,000. Bearer securities denominated in U.S. dollars will be issued only in denominations of $5,000 with coupons attached. A global security will be issued in a denomination equal to the total principal amount of outstanding debt securities represented by that global security. The prospectus supplement relating to debt securities denominated in a foreign currency will specify the denominations of the debt securities. (Sections 201, 203, 301 and 302).

You may exchange any debt securities of a series for other debt securities of that series if the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and the same terms as the debt securities that were surrendered for exchange. In addition, if debt securities of any series are issuable as both registered securities and as bearer securities, you may, subject to the terms of the indenture, exchange bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default attached) of the series for registered securities of the same series of any authorized denominations and that have the same aggregate principal amount and the same terms as the debt securities that were surrendered for exchange.

Unless we state otherwise in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date and the relevant date for payment of interest must be surrendered without the coupon relating to such date for payment of interest attached. Interest will not be payable on the registered security on the relevant date for payment of interest issued in exchange for the bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture.

Unless we state otherwise in the applicable prospectus supplement, bearer securities will not be issued in exchange for registered securities. (Section 305).

Registered securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305). If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where you can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. If debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for such series. If debt securities of a series are issuable as bearer securities, we will be required to maintain, in addition to the security registrar, a transfer agent in a place of payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002).

We shall not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of debt securities selected to be redeemed and ending at the close of business on:

•	the day of mailing of the relevant notice of redemption, if debt securities of the series are issuable only as registered securities, or

•	the day of the first publication of the relevant notice of redemption, if debt securities of the series are issuable as bearer securities, or

•	the day of mailing of the relevant notice of redemption, if debt securities of that series are also issuable as registered securities and there is no publication;

•	register the transfer of or exchange any registered security called for redemption, except for the unredeemed portion of any registered security being redeemed in part; or

•	exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption. (Section 305).

Original Issue Discount Securities

Debt securities may be issued as original issue discount securities and sold at a discount below their stated principal amount. If a debt security is an original issue discount security, an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the applicable indenture. (Sections 101 and 502). The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Payments and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, payment of principal and any premium and interest on registered securities, other than a global security, will be made at the office of the paying agent or paying agents we may designate from time to time. At our option, payment of any interest may be made (i) by check mailed to the address of the payee entitled to payment at the address listed in the security register, or (ii) by wire transfer to an account maintained by the payee as specified in the security register. (Sections 305, 307 and 1002). Unless we state otherwise in the applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for such interest payment. (Section 307).

Unless we state otherwise in the applicable prospectus supplement, payment of principal and any premium and interest on bearer securities will be payable, subject to applicable laws and regulations, at the offices of the paying agent or paying agents outside the United States that we may designate from time to time. At our option, payment of any interest may be made by check or by wire transfer to an account maintained by the payee outside the United States. (Sections 307 and 1002). Unless we state otherwise in the applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only upon presentation and surrender of the coupon relating to that interest payment date. (Section 1001). No payment on any bearer security will be made:

•	at any of our offices or agencies in the United States;

•	by check mailed to any address in the United States; or

•	by transfer to an account maintained in the United States.

Neither we nor our paying agents will make payment on bearer securities or coupons, or upon any other demand for payment, if you present them to us or our paying agents within the United States. Notwithstanding the foregoing, payment of principal of and any premium and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of our paying agent in the United States if, and only if, payment of the full amount payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002).

Unless we state otherwise in the applicable prospectus supplement, the principal office of the trustee in New York City will be designated as our sole paying agent for payments on debt securities that are issuable only as registered securities. We will name in the applicable prospectus supplement any paying agent outside the United States, and any other paying agent in the United States, initially designated by us for the debt securities. We may, at any time:

•	designate additional paying agents;

•	rescind the designation of any paying agent; or

•	approve a change in the office through which any paying agent acts.

If debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

•	a paying agent in each place of payment for that series in the United States for payments on any registered securities of that series;

•	a paying agent in each place of payment located outside the United States where debt securities of that series and any coupons may be presented and surrendered for payment. If the debt securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, then we will maintain a paying agent in London, Luxembourg City or any other required city located outside the United States for debt securities of that series; and

•	a paying agent in each place of payment located outside the United States where, subject to applicable laws and regulations, registered securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us may be served. (Section 1002).

Any money that we pay to a paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will be returned to us. After that time, any holder of a debt security or any coupon may only look to us for payments on the debt security or coupon. (Section 1003).

Global Securities

Global Securities.  The debt securities may be issued initially in book-entry form and represented by one or more global securities in fully registered form without interest coupons which will be deposited with the trustee as custodian for The Depository Trust Company, which we refer to as “DTC,” and registered in the name of Cede & Co. or another nominee designated by DTC. Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for certificated securities except in the limited circumstances described below.

All interests in the global securities will be subject to the rules and procedures of DTC.

Certain Book-Entry Procedures for the Global Securities.  The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to collectively as the “indirect participants,” that clear through or maintain a custodial relationship with a participant either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

We expect that, pursuant to procedures established by DTC:

•	upon deposit of each global security, DTC will credit, on its book-entry registration and transfer system, the accounts of participants with an interest in the global security; and

•	ownership of beneficial interests in the global securities will be shown on, and the transfer of ownership of beneficial interests in the global securities will be effected only through, records maintained by DTC (with respect to the interests of participants) and the participants and the indirect participants (with respect to the interests of persons other than participants).

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in the securities represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the securities represented by that global security for all purposes of the securities and the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered the owners or holders of the securities represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of securities under the indenture or that global security. We understand that under existing industry practice, in the event that we request any action of holders of securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of that global security, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of securities by DTC or for maintaining, supervising or reviewing any records of DTC relating to the securities.

Payments with respect to the principal of and interest on a global security will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global security under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the debt securities, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global security. Payments by the participants and the indirect participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and its book-entry system from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

Certificated Securities.  We will issue certificated securities to each person that DTC identifies as the beneficial owner of the securities represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	an event of default has occurred and is continuing; or

•	we determine not to have the securities represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the securities to be issued in certificated form.

Bearer Debt Securities

If we issue bearer securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the applicable indenture that relate specifically to bearer debt securities.

Covenants Contained in the Indenture

The following definitions are used in this prospectus to describe certain covenants contained in the indenture.

“Attributable Debt” means:

•	the balance sheet liability amount of capital leases as determined by generally accepted accounting principles, plus

•	the amount of future minimum operating lease payments required to be disclosed by generally accepted accounting principles, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the methodology used to calculate the present value of operating lease payments in our most recent Annual Report to Shareholders reflecting that calculation.

The amount of Attributable Debt relating to an operating lease that can be terminated by the lessee with the payment of a penalty will be calculated based on the lesser of:

•	the aggregate amount of lease payments required to be made until the first date the lease can be terminated by the lessee plus the amount of the penalty, or

•	the aggregate amount of lease payments required to be made during the remaining term of the lease. (Section 101).

“Consolidated Net Tangible Assets” means the total amount of our assets, minus applicable reserves and other properly deductible items, minus

•	all current liabilities, excluding Funded Debt included by reason of being renewable or extendible, and

•	all goodwill, trade names, patents, unamortized debt discount and expense, and other similar intangibles to the extent not deducted as reserves and deductible items set forth above,

all as set forth on our most recent consolidated balance sheet. (Section 101).

“Funded Debt” means:

•	Indebtedness that matures more than 12 months after the time of the computation of the amount thereof or that is extendible or renewable to a time more than 12 months after the time of the computation of the amount thereof;

•	all guarantees of any such Indebtedness or of dividends, other than any guarantee in connection with the sale or discount by us or any Restricted Subsidiary of accounts receivable, trade acceptances and other paper arising in the ordinary course of business; and

•	all preferred stock of any Subsidiary, taken at the greater of its voluntary or involuntary liquidation price at the time of any calculation hereunder, but exclusive of accrued dividends, if any.

Funded Debt does not include any amount in respect of obligations under leases, or guarantees thereof, whether or not such obligations or guarantees would be included as liabilities on a consolidated balance sheet. (Section 101).

“Indebtedness” means, except as set forth in the next sentence:

•	all items of indebtedness or liability, except capital and surplus, which under generally accepted accounting principles would be included in total liabilities on the liability side of a balance sheet as of the date that indebtedness is being determined; and

•	guarantees, endorsements (other than for purposes of collection) and other contingent obligations relating to, or to purchase or otherwise acquire, indebtedness of others, unless the amount is included in the preceding bullet point.

Indebtedness does not include any obligations or guarantees of obligations relating to lease rentals, even if the obligations or guarantees of obligations relating to lease rentals would be included as liabilities on the consolidated balance sheet of us and our Restricted Subsidiaries. (Section 101).

“Principal Domestic Manufacturing Property” means any building, structure or other facility, together with the land on which it is erected and fixtures that are part of such building, located in the United States that is used by us or our Subsidiaries primarily for manufacturing, processing or warehousing, the gross book value of which exceeds 1% of our Consolidated Net Tangible Assets, other than any such building,

•	that is financed by obligations issued by a state, territory or possession of the United States, or any of their political subdivisions, the interest on which is excludable from gross income of the holders pursuant to Section 103(a)(1) of the Internal Revenue Code, or

•	that is not of material importance to the total business conducted by us and our Subsidiaries, taken as a whole. (Section 101).

A “Restricted Subsidiary” is any Subsidiary of ours, but does not include a Subsidiary (i) that does not transact any substantial portion of its business in the United States and does not regularly maintain any substantial portion of its fixed assets in the United States, or (ii) that is engaged primarily in financing our operations or the operations of our Subsidiaries, or both. (Section 101).

“Secured Funded Debt” means Funded Debt which is secured by a mortgage, lien or other similar encumbrance upon any of our assets or those of our Restricted Subsidiaries. (Section 101).

A “Subsidiary” is a corporation or other entity in which we, or one or more of our other Subsidiaries, directly or indirectly, own more than 50% of the outstanding voting equity interests. (Section 101).

“Wholly-owned Restricted Subsidiary” means any Restricted Subsidiary in which we and our other Wholly-owned Restricted Subsidiaries own all of the outstanding Funded Debt and capital stock (other than directors’ qualifying shares). (Section 101).

Restrictions on Secured Funded Debt

The indenture limits the amount of Secured Funded Debt that we and our Restricted Subsidiaries may incur or otherwise create, including by guarantee. Neither we nor our Restricted Subsidiaries may incur or otherwise create any new Secured Funded Debt unless immediately after the incurrence or creation:

•	the sum of:

•	the aggregate principal amount of all of our outstanding Secured Funded Debt and that of our Restricted Subsidiaries (other than certain categories of Secured Funded Debt discussed below), plus

•	the aggregate amount of our Attributable Debt and that of our Restricted Subsidiaries relating to sale and leaseback transactions,

•	does not exceed 15% of our Consolidated Net Tangible Assets.

This limitation does not apply if the outstanding debt securities are secured equally and ratably with or prior to the new Secured Funded Debt. (Section 1007).

The following categories of Secured Funded Debt will not be considered in determining whether we are in compliance with the covenant described in the first paragraph under the heading “Restrictions on Secured Funded Debt”:

•	Secured Funded Debt of a Restricted Subsidiary owing to us or to one of our Wholly-owned Restricted Subsidiaries;

•	Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance in favor of the U.S. government or any state or any instrumentality thereof to secure certain payments;

•	Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness of any company existing at the time that the company becomes one of our Subsidiaries;

•	Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness which (1) exists at the time that the property, shares of stock or Indebtedness is acquired by us or one of our Restricted Subsidiaries, including acquisitions by merger or consolidation, (2) secures the payment of any part of the purchase price of or construction cost for the property, shares of stock or Indebtedness or (3) secures any Indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition of the property, shares of stock or Indebtedness or the completion of any construction of the property for the purpose of financing all or a part of the purchase price or construction cost of the property, shares of stock or Indebtedness, provided that, in all cases, we continue to comply with the covenant relating to mergers and consolidations discussed under the heading “Restrictions on Mergers and Sales of Assets” below.

•	Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance in connection with the issuance of revenue bonds on which the interest is exempt from federal income tax under the Internal Revenue Code of 1986; and

•	any extension, renewal or refunding of (1) any Secured Funded Debt permitted under the first paragraph under the heading “Restrictions on Secured Funded Debt” or (2) any Secured Funded Debt outstanding as of the date of the indenture. (Section 1007).

Restrictions on Sale and Leaseback Transactions

Under the indenture, neither we nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving a Principal Domestic Manufacturing Property, except a sale by a Restricted Subsidiary to us or another Restricted Subsidiary or a lease not exceeding three years, by the end of which we intend to discontinue use of the property, and except for any transaction with a local or state authority that provides financial or tax benefits, unless:

•	the net proceeds of the sale are at least equal to the fair market value of the property; and

•	within 120 days of the transfer, or two years if we hold the net proceeds of the sale in cash or cash equivalents, we purchase and retire debt securities and/or repay Funded Debt and/or make expenditures for the expansion, construction or acquisition of a Principal Domestic Manufacturing Property at least equal to the net proceeds of the sale.

In addition, the restriction does not apply if the aggregate principal amount of the fair market value of the property transferred in a sale and leaseback transaction and all Secured Funded Debt does not exceed 15% of our Consolidated Net Tangible Assets. (Sections 1007, 1008).

Restrictions on Mergers and Sales of Assets

The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted so long as:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists;

•	steps have been taken to secure the debt securities equally and ratably with all indebtedness secured by a mortgage, lien or other similar encumbrance if as a result of such transaction, our properties or assets or Restricted Subsidiaries’ properties or assets would become subject to such mortgage, lien or other similar encumbrance not permitted pursuant to the provisions discussed above under the heading “Restrictions on Secured Funded Debt” without equally and ratably securing the debt securities; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied. (Section 801).

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities and coupons. (Section 802).

Notwithstanding the foregoing provisions, we may transfer all of our property and assets to another corporation if, immediately after giving effect to the transfer, such corporation is our Wholly-owned Restricted Subsidiary and we would be permitted to become liable for an additional amount of Secured Funded Debt. (Section 803).

Modification and Waiver

Under the indenture, certain of our rights and obligations and certain of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of a majority of the total principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting together as a class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of, or premium or interest on, any debt security or any change in the interest rate or method of calculating the interest rate applicable to any debt security;

•	a change in the premium payable upon redemption of any debt security;

•	a reduction in the amount of principal of an original issue discount debt security due and payable upon acceleration of the maturity of such debt security;

•	a change in place of payment where, or the currency in which, any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities of any series required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture. (Section 902).

Under the indenture, the holders of at least a majority of the total principal amount of the outstanding debt securities of any series of debt securities may waive compliance by us with certain restrictive provisions of the indenture, on behalf of all holders of all series of debt securities to which such restrictive provision applies. (Section 1010).

Under the indenture, the holders of at least a majority of the total principal amount of the outstanding debt securities may, on behalf of all holders of such series of debt securities, waive any past default under the indenture, except:

•	a default in the payment of the principal of, or any premium or interest on, any debt securities of that series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513).

Events of Default

“Event of Default,” when used in the indenture with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of, or any premium on, any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•	failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	default in respect of any Indebtedness for money borrowed by us or any consolidated Subsidiary, or under any mortgage, indenture or instrument under which such Indebtedness is issued or secured, including a default with respect to debt securities of any other series, which default results in the acceleration of Indebtedness with an aggregate outstanding principal amount in excess of $50,000,000, unless the acceleration is rescinded, or such debt is paid or waived within 10 days after we have received written notice of the default in the manner specified in the indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other Event of Default that may be specified for the debt securities of that series when that series is created. (Section 501).

If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately, except that, if the Event of Default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of the series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Section 502).

The prospectus supplement relating to a series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the series when an Event of Default occurs and continues.

The indenture requires us to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officers, no defaults exist under the terms of the indenture. (Section 1009). The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default under the indenture with respect to the debt securities of the applicable series. (Section 602).

Other than its duties in the case of an Event of Default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee reasonable indemnification. (Sections 601, 603). If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Sections 512, 603).

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing Event of Default with respect to the debt securities that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to begin such proceeding;

•	the holder has offered to the trustee reasonable indemnification;

•	the trustee has not started such ‘proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507).

However, the holder of any debt security will have an absolute right to receive payment of principal of, and any premium and interest on, the debt security when due and to institute suit to enforce this payment. (Section 508).

Defeasance

The indenture includes provisions allowing defeasance of the debt securities of any series. In order to defease a series of debt securities, we would deposit with the trustee or another trustee money or U.S. Government Obligations sufficient to make all payments on those debt securities. If we make a defeasance deposit with respect to a series of debt securities, we may elect either:

•	to be discharged from all of our obligations on that series of debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	to be released from our restrictions described above relating to mergers and sales of assets, Secured Funded Debt and sale and leaseback transactions.

To establish the trust, we must deliver to the trustee an opinion of our counsel that the holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the defeasance had not occurred. (Sections 403 and 1011).

The term “U.S. Government Obligations” means direct obligations of the United States of America backed by the full faith and credit of the United States. (Section 101).

Notices

Unless we state otherwise in the applicable prospectus supplement, we will give notices to holders of bearer securities by publication in a daily newspaper in the English language of general circulation in New York City. As long as the bearer securities are listed on the Luxembourg Stock Exchange and such exchange requires publication of notice in a daily newspaper of general circulation in Luxembourg City, we will give notices to holders of bearer securities in such paper or, if not practical, elsewhere in Western Europe. We expect to publish notices in The Wall Street Journal, the Financial Times and the Luxemburger Wort. We will give notices by mail to holders of registered securities at the addresses listed in the security register. (Section 106).

Title

Title to any bearer securities and any coupons issued with any bearer securities will pass by delivery. We and the trustee, and any of our or the trustee’s agents, may treat the bearer of any bearer security, the bearer of any coupon and the registered owner of any registered security as the owner of the security or coupon, whether or not the debt security or coupon shall be overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308).

Replacement of Securities and Coupons

We will replace any mutilated security, or a mutilated coupon issued with a security, at the holder’s expense upon surrender of the security to the trustee. We will replace destroyed, lost or stolen securities or coupons at the holder’s expense upon delivery to the trustee of the security and coupons or evidence of the destruction, loss or theft satisfactory to us and the trustee. If any coupon becomes destroyed, stolen or lost, we will replace it by issuing a new security in exchange for the security with which the coupon was issued. In the case of a destroyed, lost or stolen security or coupon, an indemnity satisfactory to the trustee and us may be required at the holder’s expense before we will issue a replacement security. (Section 306).

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 114).

Information Concerning the Trustee

The Bank of New York is the trustee under the indenture. From time to time, we maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of business. The Bank of New York also serves as trustee for certain of our other senior unsecured debt obligations.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are incorporated by reference in the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law. Under our certificate of incorporation, we are authorized to issue up to 1,000,000,000 shares of common stock without par value and 500,000 shares of preferred stock without par value.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividends

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preemptive or Conversion Rights

The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

The board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate certain rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of us without further action by the stockholders.

No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Our Certificate and Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that these provisions give our board the flexibility to exercise its fiduciary duties in a manner consistent with the interests of our shareholders.

•	STOCKHOLDER MEETINGS. Under our bylaws, the board of directors, the chairman of the board, the president or the executive committee of the board may call special meetings of stockholders. Only stockholders owning a majority of our outstanding capital stock may request the secretary to call a special meeting.

•	REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER NOMINATIONS AND PROPOSALS. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

•	DELAWARE LAW. We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

•	CERTAIN REQUIREMENTS FOR STOCKHOLDER ACTION BY WRITTEN CONSENT. Our certificate of incorporation provides that certain procedures, including notifying the board of directors and awaiting a record date, must be followed for stockholders to act by written consent without a meeting.

•	NO CUMULATIVE VOTING. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

•	UNDESIGNATED PREFERRED STOCK. The authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Hickory Point Bank & Trust, fsb.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities issued under the indenture or for the purchase of our common stock. We may issue warrants alone or together with any debt securities or common stock offered by any prospectus supplement, and warrants may be attached to or separate from the debt securities or common stock. As stated in the prospectus supplement relating to the particular issue of warrants, we will issue the warrants under one or more warrant agreements that we will enter into with a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrant certificates. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holder of warrant certificates or beneficial owners of warrants. We have summarized certain terms and provisions of the form of warrant agreement in this section. We have also filed the form of warrant agreement as an exhibit to the registration statement of which this prospectus forms a part. You should read the warrant agreement for additional information before you buy any warrants.

General

If we offer warrants, the applicable prospectus supplement will identify the warrant agent and describe the terms of the warrants, including the following:

•	the offering price;

•	the currency for which warrants may be purchased;

•	the designation, aggregate principal amount, currency of denomination and payment, and terms of the debt securities or common stock purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities or common stock issued with the warrants and the number of warrants issued with the debt securities or common stock;

•	if applicable, the date on and after which the warrants and the related debt securities or common stock will be separately transferable;

•	the principal amount of debt securities or common stock purchasable upon exercise of one warrant, and the price at and the currency in which the principal amount of debt securities or common stock may be purchased upon such exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which the right to exercise shall expire;

•	United States federal income tax considerations;

•	whether the warrants will be issued in registered or bearer form; and

•	any other terms of the warrants.

You may, at the corporate trust offices of the warrant agent or any other office indicated in the applicable prospectus supplement:

•	exchange warrant certificates for new warrant certificates of different denominations;

•	if the warrant certificates are in registered form, present them for registration of transfer; and

•	exercise warrant certificates.

Before exercising warrants, holders of warrants will not have any of the rights of holders of the debt securities or common stock purchasable upon exercise, including the right to receive payments on the debt securities or common stock purchasable upon exercise or to enforce covenants in the indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the principal amount of debt securities or common stock at the exercise price set forth in the applicable prospectus supplement. You may exercise warrants at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date (or such later date to which we may extend the expiration date), unexercised warrants will become void.

You may exercise warrants by delivering payment to the warrant agent as provided in the applicable prospectus supplement of the amount required to purchase the debt securities or common stock, together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent, or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or common stock purchased. If fewer than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the stock purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and (3) if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

Stock Purchase Contracts

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

Stock Purchase Units

The stock purchase contracts may be issued separately or as a part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, or debt or equity obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase shares of common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell the shares of common stock under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral U.S. Treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell shares of common stock to us.

PLAN OF DISTRIBUTION

General

We may sell securities to or through underwriters, agents or broker-dealers or directly to purchasers. As set forth in the applicable prospectus supplement, we may offer debt securities or common stock alone or with warrants (which may or may not be detachable from the debt securities or common stock), and we may offer the warrants alone. If we issue any warrants, debt securities or common stock will be issuable upon exercise of the warrants. We also may offer stock purchase contracts alone, or as part of stock purchase units. We may offer the securities in exchange for our outstanding indebtedness.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including underwriting discounts and commissions, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, identity and sale of the securities offered under this prospectus by the selling security holders.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Each underwriter, dealer and agent participating in the distribution of any debt securities that are issuable as bearer securities will agree that it will not offer, sell or deliver, directly or indirectly, bearer securities in the United States or to United States persons (other than a Qualifying Foreign Branch of a United States Financial Institution) in connection with the original issuance of any debt securities.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

EXPERTS

The consolidated financial statements included in Archer-Daniels-Midland Company’s Annual Report on Form 10-K for the year ended June 30, 2007 (including the schedule appearing therein), and Archer-Daniels-Midland Company management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2007 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ARCHER-DANIELS-MIDLAND COMPANY

35,000,000 Equity Units
(Initially Consisting of 35,000,000 Corporate Units)

Prospectus Supplement

May     , 2008

Joint Book-Running Managers

Citi
JPMorgan
Banc of America Securities LLC
Deutsche Bank Securities